UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

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METROCORP BANCSHARES, INC.

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SEC 1913 (04-05)

METROCORP BANCSHARES, INC.

9600 Bellaire Boulevard, Suite 252

Houston, Texas 77036

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON FRIDAY, MAY 8, 2009

Shareholders of MetroCorp Bancshares, Inc.:

The 2009 Annual Meeting of Shareholders (the “Meeting”) of MetroCorp Bancshares, Inc. (the “Company”) will be held at the Company’s principal executive offices at 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036, on Friday, May 8, 2009, beginning at 10:00 a.m., local time, for the following purposes:

1.	To elect three directors of Class II and one director of Class III to serve until the Company’s 2012 and 2010 annual meeting of shareholders, respectively, and each until their successors are duly elected and qualified or until their earlier resignation or removal;

2.	To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2009;

3.	To consider and act upon a proposal to amend the MetroCorp Bancshares, Inc. 2007 Stock Awards and Incentive Plan to increase the number of shares of Common Stock issuable thereunder from 350,000 to 650,000 shares;

4.	To consider and approve an advisory (non-binding) resolution approving the compensation of the Company’s named executive officers; and

5.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The close of business on March 25, 2009 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the offices of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

You are cordially invited and urged to attend the Meeting. If you attend the Meeting, you may vote in person, regardless of whether you have given your proxy.

By order of the Board of Directors,

DON J. WANG
Chairman of the Board

Houston, Texas

April 8, 2009

YOUR VOTE IS IMPORTANT.

To ensure your representation at the Meeting, please complete, date, and sign the enclosed proxy and return it in the accompanying envelope at your earliest convenience, regardless of whether you plan to attend the Meeting. No additional postage is necessary if the proxy is mailed in the United States. The proxy is revocable at any time before it is voted at the Meeting.

METROCORP BANCSHARES, INC.

9600 Bellaire Boulevard, Suite 252

Houston, Texas 77036

PROXY STATEMENT

FOR

2009 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON FRIDAY, MAY 8, 2009

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE 2009

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, MAY 8, 2009

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet. You may access the following information at http://materials.proxyvote.com/591650 which does not have “cookies” that identify visitors to the site:

•	Notice of 2009 Annual Meeting of Shareholders to be held on Friday, May 8, 2009;

•	Proxy Statement for 2009 Annual Meeting of Shareholders to be held on Friday, May 8, 2009;

•	Form of Proxy; and

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

SOLICITATION, REVOCABILITY AND VOTING OF PROXIES

Voting of Proxies

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2009 Annual Meeting of Shareholders of the Company to be held at the Company’s principal executive offices at 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036, on Friday, May 8, 2009 beginning at 10:00 a.m., local time, and any adjournment thereof (the “Meeting”) for the purposes set forth in this Proxy Statement and the accompanying Notice of 2009 Annual Meeting of Shareholders (“Notice of Meeting”). This Proxy Statement, the Notice of Meeting and the enclosed proxy will first be sent to shareholders on or about April 8, 2009.

Shares of the Company’s common stock, $1.00 par value (“Common Stock”), represented at the Meeting by an executed and unrevoked proxy in the form enclosed will be voted in accordance with the instructions contained therein. If no instructions are given on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the shareholders as set forth herein.

The Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by an executed and unrevoked proxy received by the Board of Directors may be voted with respect thereto in accordance with the judgment of the proxies. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”).

Revocability of Proxies

Any proxy given by a record shareholder may be revoked by such shareholder at any time before it is exercised by:

•	submitting to the Secretary of the Company a duly executed proxy bearing a later date;

•	delivering to the Secretary of the Company a written notice of revocation; or

•	attending the Meeting and voting in person.

All written notices of revocation and other communications with respect to revocation or proxies should be sent to: MetroCorp Bancshares, Inc., 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036, Attention: Corporate Secretary. Any shareholder who holds shares in street name with a bank or broker must contact that bank or broker to revoke his or her proxy.

Solicitation of Proxies

This proxy solicitation is made by the Board of Directors of the Company and the cost of this solicitation of proxies is being borne by the Company. Solicitations will be made only by the use of the mail, except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal calls, without being paid additional compensation for such services. The Company will reimburse brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with forwarding the proxy materials to the beneficial owners of the Company’s Common Stock.

Annual Report

The Company’s Annual Report to Shareholders, including consolidated financial statements, for the year ended December 31, 2008, as filed with the Securities and Exchange Commission, accompanies but does not constitute part of this Proxy Statement.

VOTING SHARES AND VOTING RIGHTS

Only holders of record of the Company’s Common Stock at the close of business on March 25, 2009 (the “Record Date”) are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. As of March 25, 2009, there were 10,898,211 shares of Common Stock outstanding, which is the only outstanding class of voting securities of the Company. A majority of the outstanding shares of Common Stock must be represented at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists. Each holder of Common Stock shall have one vote for each share of Common Stock registered, on the Record Date, in such holder’s name on the books of the Company.

Directors will be elected by a plurality of the votes cast in person or by proxy at the Meeting. Accordingly, the three Class II nominees and the one Class III nominee receiving the highest number of votes cast by the holders of Common Stock will be elected. There will be no cumulative voting in the election of directors. A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees. A broker non-vote occurs when a broker or other nominee of shares does not have discretionary authority to vote the shares and has not received voting instructions from its customer with respect to a particular matter.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Meeting is required to ratify the appointment of the independent registered public accounting firm, to approve the amendment to the MetroCorp Bancshares 2007 Stock Awards and Incentive Plan and to approve the advisory (non-binding) proposal regarding the compensation of the Company’s named executive officers. Any abstentions will have the effect of a vote against these matters. However, broker non-votes will be deemed shares not present to vote on such matters and will not count as votes for or against the proposals and will not be included in calculating the number of votes necessary for approval of such matters.

ITEM 1.

ELECTION OF DIRECTORS

Election Procedures; Term of Office

In accordance with the Company’s Bylaws, members of the Board of Directors are divided into three classes, Class I, Class II and Class III. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of the current Class II directors expires at the Meeting. The terms of the current Class III and Class I directors expire at the annual meeting of shareholders in 2010 and 2011, respectively. The size of the Board of Directors has been set at twelve directors. Currently, the Company’s Board of Directors consists of eleven directors. Upon the recommendation of the Governance and Nominating Committee, the Board of Directors recently approved the appointment of Frank Li as a director of the Company. On April 24, 2009, Mr. Li will begin serving as a Class III director of the Company to fill the existing vacancy in Class III.

The Governance and Nominating Committee has recommended to the Board of Directors and the Board of Directors has approved the nomination of May Chu, John Lee and Don Wang to fill three of the expiring Class II director positions. Each of these nominees currently serves as a Class II director. In addition, the Governance and Nominating Committee has recommended to the Board of Directors, and the Board of Directors has approved the nomination of Robert W. Hsueh, who currently serves as a Class II director and whose term expires at the Meeting, as a Class III director. If elected at the Meeting, the three Class II nominees and one Class III nominee will serve until the annual meeting of shareholders in 2012 and 2010, respectively. Accordingly, if the three nominees for Class II director and one nominee for Class III director are elected at the meeting, the composition of the Board of directors will be four Class I directors, three Class II directors and five Class III directors.

The three Class II nominees and the one Class III nominee receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected. Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

Any director vacancy occurring after the election may be filled only by a majority of the remaining directors, even if less than a quorum of the Board of Directors. A director elected to fill a vacancy will be elected for the unexpired portion of the term of his predecessor in office.

Nominees for Election

The following table sets forth the name, age and positions with the Company and its wholly owned subsidiaries, MetroBank, N.A. (“MetroBank”) and Metro United Bank (“Metro United”), of each nominee for election as a director of the Company:

Name	Age	Positions with the Company, MetroBank and Metro United
May Chu	61	Class II Director of the Company; Director of MetroBank; Director of Metro United Bank

Robert Hsueh	58	Class III Director Nominee; Class II Director of the Company; Director of MetroBank

John Lee	65	Class II Director of the Company; Director of MetroBank

Don Wang	64	Class II Director and Chairman of the Board of the Company; Director and Chairman of the Board of MetroBank.

May P. Chu. Ms. Chu is a Class II director of the Company and an organizing director of MetroBank. Ms. Chu serves on the Company’s Compensation Committee and is Chair of the Audit Committee. Additionally, Ms. Chu was appointed as a director of Metro United in January 2007. She is the founder of Signet Consulting, a bank management consulting firm specializing in regulatory issues and has served as its President for more than twenty years. She received a Bachelors of Arts degree in Physics from the University of California at Berkeley and a Ph.D. in Economics from Case Western Reserve University. Ms. Chu was employed at Texas Commerce Bank and Texas Commerce Bancshares, Inc. for more than five years, first in the Economics Division and subsequently in Mergers/Acquisitions.

Robert W. Hsueh. Mr. Hsueh was appointed as a Class I director of the Company in June 2007. He has been practicing International and Immigration Law in the Dallas area for the past 27 years and is currently the Managing Partner at the Law Offices of Robert Hsueh. Mr. Hsueh is currently an Arbitrator to the China International Economic and Trade Arbitration Commission, a member of the Board of Directors of the DFW International Airport, the Dallas Museum of Art, and the World Affairs Council of Greater Dallas, a member of U.S. Senators John Cornyn’s and Kay Bailey Hutchison’s Federal Judiciary Evaluation Committee, Chairman for the Dallas-China Partnership, the Hong Kong Association of Northern Texas, founding Chairman of the Greater Dallas Asian American Chamber of Commerce. Formerly, Mr. Hsueh has served as a Board member for the Texas Department of Economic Development Board and the State of Texas International Trade commission. He received a Bachelor of Law from the Soochow University and a Doctor of Jurisprudence degree from the Southern Methodist University School of Law.

John Lee. Mr. Lee is a Class II director of the Company and was an organizing director of MetroBank. He is Executive Vice President of Alpha Seafood Enterprises, Inc. and serves as the Treasurer, Director and co-founder of United Oriental Capital Corporation, a Specialized Small Business Investment Company. For six years, Mr. Lee served as President and manager for numerous motels in the Houston area. Mr. Lee received a Bachelor of Arts degree in Agricultural Economics from National Chung Hsing University. He is a member of the Taiwanese Chamber of Commerce of North America. Mr. Lee is the brother-in-law of Mr. David Tai. Mr. Lee is not related to Mr. George Lee.

Don J. Wang. Mr. Wang is a Class II director of the Company and an organizing director of MetroBank. Mr. Wang serves as Chairman of the Board of the Company and MetroBank. He has also served as Chairman of the Board of New Era Life Insurance Company since 1989. He also serves as a Board member of the Greater Houston Partnership since 1991 and served on the Supervisory Board of Directors of the World Trade Division and serves on the Advisory Board of Directors of Greater Houston Convention and Visitors Bureau. Mr. Wang is Chairman of the Board of the Chinese Senior Estate — HUD Senior Housing Project. He has served on the Boards of Directors of Harris County Hospital District and served on the Advisory Board Committee of the Ex-Im Bank of the U.S. in Washington, D.C. Mr. Wang has a history of community leadership in Houston. He has actively participated in the promotion of Asian businesses and has played a principal role in relationship building between the Asian and non-Asian communities in and around Houston. He held the position of President of the Chambers of Commerce of North America from 1991 to 1992 and has served as a board member of the Houston Asian Chamber of Commerce. He has received many awards for his work in community relations. He received a Bachelors of Science degree from National Chung Hsing University and a Masters in Science degree from Utah State University. Mr. Wang is the brother of Ms. Helen F. Chen.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD OF DIRECTORS.

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company’s Class I and Class III directors, whose terms of office do not expire at the Meeting, and certain officers of the Company, MetroBank and Metro United:

Name	Age	Positions with the Company, MetroBank and Metro United
Directors:

Krishnan Balasubramanian	66	Class III Director of the Company; Director of MetroBank

Helen Chen	61	Class I Director of the Company; Director of MetroBank

Shirley Clayton	71	Class I Director of the Company; Director of MetroBank; Director of Metro United

George M. Lee	59	Class I Director, Executive Vice Chairman, President and Chief Executive Officer of the Company; Director, Executive Vice Chairman and Chief Executive Officer of MetroBank; Director and Chairman of the Board of Metro United

Charles Roff	47	Class III Director of the Company; Director of MetroBank

David Tai	57	Class I Director and Executive Vice President of the Company; Director of MetroBank; Director of Metro United

Joe Ting	56	Class III Director of the Company; Director of MetroBank

Executive officers who are not also directors:

David Choi	51	Executive Vice President and Chief Financial Officer of the Company and MetroBank

Mitchell W. Kitayama	52	Executive Vice President of the Company; Chief Executive Officer and Vice Chairman of Metro United

Terrance J. Tangen	61	Chief Credit Officer and Executive Vice President of MetroBank

Directors

Krishnan Balasubramanian. Mr. Balasubramanian was appointed as a Class III director of the Company in November 2007 and elected to the Board of Directors of MetroBank in February 2008. Mr. Balasubramanian serves as Chair of the Company’s Compensation Committee and as a member of the Audit Committee. Mr. Balasubramanian retired from Texas Instruments in 2006 after thirty seven years. From 2001-2006 he was the President and Chairman of the Board of Texas Instruments, Japan, a position in which he was responsible for executive management supervision, regulatory matters and technological operations. Prior to 2001, Mr. Balasubramanian held various senior positions at Texas Instruments. Mr. Balasubramanian holds a Masters Degree in Electrical Engineering from the University of Rhode Island. He is currently involved in various charitable organizations.

Helen F. Chen. Ms. Chen is a Class I director of the Company and has been a director of MetroBank since 1989. She is the President of Metro Investment Group, Inc., an investment company that holds shares of Common Stock of the Company as its principal asset. She has served as the President of the Houston Chinese Schools Association and as Chairman of the Board of the Houston Northwest Chinese School for many years. A member of various civic organizations in Houston, Ms. Chen focuses her efforts in the Chinese community. Ms. Chen is the sister of Don J. Wang.

Shirley L. Clayton. Ms. Clayton was appointed as a Class I director of the Company and a director of MetroBank in April 2004 and serves as a member of the Company’s Audit Committee and Governance and Nominating Committee. She was appointed as a director of Metro United in October 2005. She retired as the President and CEO of Abmaxis Inc., a subsidiary of Merck & Co. From 2000 to 2003, she was the Chief Financial Officer of CBYON Inc., a surgical instrument company. Prior to joining CBYON, she was a co-founder, President and Chief Financial Officer of Raven Biotechnologies. She has been President, CEO or CFO of several technology companies, including Protein Design Labs and Genentech. From 1976 to 1981, she was with the Bank of America where she served in both lending and operations, including Head of Corporate Banking in Mountain View, California and Assistant Branch Manager. Ms. Clayton received a Masters of Business Administration degree from the Stanford Business School and a Bachelor of Arts from Smith College.

George M. Lee. Mr. Lee was named President and Chief Executive Officer of the Company and Chief Executive Officer of MetroBank in July 2004 and Chairman of Metro United in October 2005. He has served as a Class I director of the Company and a director of MetroBank since March 1999 and was elected to serve as Executive Vice Chairman of the Board of the Company in September 2003. Prior to that, Mr. Lee served as the President and Chief Executive Officer of Erimos Pharmaceutical (formerly BioCure Medical LLC), a joint venture between a private investment group and Johns Hopkins University. Its mission is to develop and commercialize a series of patented cancer drugs that have very low toxicity. From 1997 through 2000, Mr. Lee was an investor and an active executive team member of Higher Dimensions Medical, a cutting edge high tech company involved with the development and manufacturing of puncture-proof material. Prior to this, from 1987 to 1997, he served as the Chief Operating Officer and President at different publicly-traded companies, including Hanover Direct in New York and Fingerhut Companies in Minnesota. His areas of responsibility included strategic planning and new business acquisitions. Mr. Lee also serves as an advisor to the board of directors of the Xiamen Chamber of Commerce. Mr. Lee received a Bachelor of Science in Econometrics from the University of Wisconsin and a Masters of Business Administration from Minnesota State University. Mr. George Lee is not related to Mr. John Lee.

Charles L. Roff. Mr. Roff was elected as a Class III director of the Company in 2004, has been a director of MetroBank since 2001 and serves as a member of the Company’s Audit Committee and Governance and Nominating Committee. Mr. Roff is the Vice President of Roff Resources LLC, a private investment firm and has served in that capacity since 1998. From 1995 to 1998, Mr. Roff was Vice Chairman and Director of PetroUnited Terminals, Inc., a bulk liquid storage services company. Mr. Roff received his law degree from the University of Texas School of Law in 1987 and while there, was the Scholarly Publications Editor of the Texas International Law Journal. Mr. Roff also was awarded a Bachelor of Arts degree from Wesleyan University in 1983, with high honors. He is actively involved in various charitable and civic organizations.

David Tai. Mr. Tai is a Class I director of the Company, an organizing director of MetroBank and was appointed as a member of the Board of Directors of Metro United in October 2005. Mr. Tai is the Executive Vice President and Secretary of the Company and the President and Vice Chairman of the Board of MetroBank. Mr. Tai is a leader in the Asian-American community through his active involvement in several organizations. He has served as the President of the Taiwanese Chamber of Commerce of Greater Houston and is the Executive Advisor of the Taiwanese Chamber of Commerce of North America, an organization that has members in 25 cities across the United States, Canada and Mexico. He is also active in the World Taiwanese Chamber of Commerce and serves as its Executive Consular. In 1999, Mr. Tai was appointed as a director of the State Bar of Texas Chief Disciplinary Council’s Houston Region Grievance Council. He received a Bachelor of Business Administration degree from Fu-Jen Catholic University in Taiwan in 1974 and a Masters in Business

Administration degree from Murray State University in 1977. He is also a 2004 graduate of the ABA Stonier School of Banking at Georgetown University. Mr. Tai is a member of the Asian Realtors Association, the Asian Chamber of Commerce and the United Way. He is a Counselor at the Taiwanese Cultural Center. Mr. Tai is the President of the Fu-Jen Worldwide Alumni Association and the Director of the Fu-Jen University Foundation. He also serves as the Chairman of the Chopin’s Corner Foundation since 2006. Mr. Tai is the brother-in-law of Mr. John Lee.

Joe Ting. Mr. Ting is a Class III director of the Company and has served as a director of MetroBank since 1989. He was elected as Vice Chairman of MetroBank’s Board of Directors in 1999. Mr. Ting serves as a member of the Company’s Compensation Committee and is the Chair of the Governance and Nominating Committee. He has been the President of West Plaza Management, Inc., a real estate investment company, for more than twenty years, and serves on the Board of Directors of the Houston Convention Center Hotel Corporation. Mr. Ting has extensive knowledge in the plastic manufacturing industry and real estate investing. He received a Masters in Business Administration from the Florida Institute of Technology.

Executive Officers Who Are Not Also Directors

David C. Choi. Mr. Choi was named Executive Vice President and Chief Financial Officer of the Company and the Bank in November 2004. Mr. Choi has over 24 years experience in finance, banking and manufacturing. Prior to joining the Company, Mr. Choi served as Vice President and Chief Financial Officer of TECO-Westinghouse Motor Company in Round Rock, Texas, where he was responsible for all financial and administrative operations since 2000. From 1988 to 1999, Mr. Choi held different positions at JP Morgan Chase Bank in Houston. He was Senior Client Manager and Vice President of International Banking since 1995, having previously served as Vice President and Trust Officer of Corporate Trust for Chase. Mr. Choi holds a Bachelor of Science in Economics and Business Administration from the University of Wisconsin, and a Master of Business Administration, with a concentration in Finance, from Michigan State University.

Mitchell W. Kitayama. Mr. Kitayama was named Executive Vice President of the Company in July of 2005 and Chief Executive Officer of Metro United in October 2005. Mr. Kitayama has over 27 years of experience in the financial services industry, serving as Treasurer at First American Bank, SSB, Bryan, Texas; CorEast Savings Bank, Richmond, Virginia; Goldome Realty Credit Corp., Buffalo, New York and First Federal Savings & Loan, Austin, Texas. From 1997 to 2005, Mr. Kitayama served as Senior Vice President and Treasurer with East West Bank in San Marino, California. Mr. Kitayama received his Masters of Business Administration and his Bachelor of Arts degrees from Baylor University.

Terrance J. Tangen. Mr. Tangen was named Executive Vice President and Chief Credit Officer of MetroBank in October 2001. Mr. Tangen has over 30 years experience in bank lending and credit. Prior to joining MetroBank, he served as a Senior Vice President and Credit Officer for Bank One. Mr. Tangen joined Bank One in 1997 as a Credit Approval Officer responsible for reviewing and approving corporate, commercial and energy loans. Prior to joining Bank One, Mr. Tangen served as Loan Supervisor for Wells Fargo Bank in Houston responsible for commercial and energy credit approval. He began his career in Denver in 1974 as a credit analyst. After 15 years as a lender, manager and Vice President of Credit Administration for two banks in that market, he moved to First Interstate Bank in Houston as a Senior Vice President and Manager of Credit Review. In 1992, he became the Senior Credit Officer for their south Texas market. He continued in that capacity through that bank’s merger with Wells Fargo in 1996. Mr. Tangen earned his Bachelor degree from the Minnesota State University — Moorhead and a Masters of Business Administration from the University of Colorado. He is also a graduate of the Pacific Coast Banking School in Seattle. Mr. Tangen is a Past President and member of the board of the Texas Chapter of RMA — The Risk Management Association.

Each executive officer of the Company is elected by the Board of Directors of the Company and holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

DIRECTOR COMPENSATION

For 2008, directors of the Company did not receive a fee for attending Board of Directors meetings. However, members of the committees of the Company’s Board of Directors did receive a fee for committee meeting attendance. The members of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee received a fee of $500 for each committee meeting attended. The same fees are paid for meetings attended by video or telephone conference. In addition, the Audit Committee Chair is paid a $10,000 annual retainer and the Compensation Committee Chair and the Governance and Nominating Committee Chair are each paid a $5,000 annual retainer in consideration of the work load experienced by the committee chairs due to greater scrutiny being placed on corporate governance.

Each director of the Company also serves as a director of MetroBank. In 2008, the Board of Directors of Metro Bank held ten meetings and each non-employee director of MetroBank received a fee of $1,000 for each meeting of MetroBank’s Board of Directors attended and a fee of $500 for each MetroBank committee meeting attended.

Shirley L. Clayton and May P. Chu also serve as non-employee directors of Metro United. In 2008, the Board of Directors of Metro United held ten meetings and each non-employee director of Metro United received a fee of $1,000 for each meeting attended and a fee of $500 for each Director’s Credit Committee meeting of Metro United attended. Additionally, the Chair of the Director’s Credit Committee is paid a $5,000 annual retainer.

Any director of MetroBank or Metro United who lives out of town from where a Board of Directors meeting is held receives reimbursement of his or her travel expenses to attend such meetings.

The following table contains information concerning the compensation of the directors of the Company for the fiscal year ended December 31, 2008. Although certain of the named executive officers of the Company are also directors of the Company, MetroBank and/or Metro United, such officers do not receive a fee for their service as a director.

Director Compensation for the Fiscal Year Ended December 31, 2008

Name	Fees Earned or Paid in Cash
Krishnan Balasubramanian(1)	$25,000
Helen F. Chen	10,000
May P. Chu(2)	37,000
Shirley L. Clayton(3)	54,500
Robert W. Hsueh	7,000
John Lee	8,000
Edward A. Monto(4)	70,250
Charles Roff	24,000
Joe Ting(5)	44,500
Don J. Wang(6)	110,000

(1)	Includes a $5,000 retainer fee for service as Chair of the Compensation Committee.

(2)	Includes a $10,000 retainer fee for service as Chair of the Audit Committee and $9,000 in fees for service as a director of Metro United.

(3)	Includes $38,500 in fees for service as a director of Metro United and a $5,000 retainer fee for service as Chair of the Metro United Director’s Credit Committee.

(4)	Includes $42,500 for services performed in 2007 and paid in 2008. Mr. Monto resigned from the Board of Directors effective October 24, 2008.

(5)	Includes a $5,000 retainer fee for service as Chair of the Governance and Nominating Committee.

(6)	Represents Mr. Wang’s annual salary as Chairman of the Board of Directors.

CORPORATE GOVERNANCE

Meetings of the Board of Directors

The Board of Directors of the Company held ten meetings during 2008. During 2008, no incumbent director attended less than 75% of the aggregate of the (1) total number of meetings of the Board of Directors held during the period which he or she was a director and (2) total number of meetings held by committees on which such director served held during the period which he or she served as a member of such committee. Additionally, the Company encourages its directors to attend the Company’s annual meeting of shareholders. Six members of the Company’s Board of Directors attended the Company’s 2008 annual meeting of shareholders held on May 9, 2008.

Committees of the Board

The Company’s Board of Directors has three committees, the Audit Committee, the Compensation Committee and the Governance and Nominating Committee, each of which is described below:

Audit Committee. The primary purpose of the Audit Committee is to provide independent and objective oversight with respect to the Company’s financial reports and other financial information provided to shareholders and others, the Company’s internal controls and the Company’s audit, accounting and financial reporting processes generally. The Audit Committee reports to the Board of Directors concerning such matters, appoints the independent registered public accounting firm for the Company, MetroBank and Metro United, and reviews and approves the scope of the work of the independent registered public accounting firm. The Audit Committee operates pursuant to a written charter, a copy of which is available in the corporate governance section of the Investor Relations page of the Company’s web site at www.metrobank-na.com. During 2008, the Audit Committee held fifteen meetings.

The Audit Committee is comprised of May P. Chu (Chair), Shirley L. Clayton, Krishnana Balasubramanian and Charles Roff each of whom the Board of Directors has determined to be an “independent director” of the Company as defined in the listing standards of the NASDAQ Global Market and in Section 10A of the Securities Exchange Act of 1934, as amended. The Board of Directors has also determined that Ms. Clayton has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the SEC and that such attributes were acquired through relevant education and experience, and that she is able to read and understand fundamental financial statements, has substantial business experience and a level of experience and knowledge necessary to meet the “financial sophistication” qualifications under the applicable NASDAQ rules.

Compensation Committee. The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to the compensation of the Company’s Chief Executive Officer, discharging the Board of Directors’ responsibilities relating to compensation of the Company’s officers and directors and is responsible for the establishment of policies dealing with various compensation and employee benefit matters. The Compensation Committee also administers the Company’s equity incentive plans and makes recommendations to the Board of Directors as to option and award grants to employees of the Company, MetroBank and Metro United under such plans. The Compensation Committee operates pursuant to a written charter, a copy of which is available in the corporate governance section of the Investor Relations page of the Company’s web site at www.metrobank-na.com.

Additionally, because of the Company’s participation in January 2009 in the Capital Purchase Program established by the U.S. Department of Treasury under the Emergency Economic Stabilization Act of 2008 (the “EESA”), in 2009 the Compensation Committee will have additional responsibilities under Section 111 of the EESA as amended by the American Recovery and Reinvestment Act of 2009 (the “ARRA”). Those additional responsibilities include the following:

•	meeting with the Company’s senior risk officer to discuss the risks (including long-term as well as short-term risks) that the Company faces that could threaten the value of the financial institution;

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reviewing and identifying the features, if any, in the Company’s senior executive officer incentive compensation program that could lead a senior executive officer to take such risks that could threaten the value of the financial institution or which would encourage manipulation of the Company’s reported earnings and eliminating any such features to ensure the senior executive officers are not encouraged to take risks that are unnecessary, excessive or encourage manipulation of the Company’s reported earnings;

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meeting at least semi-annually and with the Company’s senior risk officer at least annually to discuss and review the relationship between the Company’s risk management policies and practices and the senior executive officer incentive compensation arrangements; and

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providing annual certification in the Company’s proxy statement for its annual meeting of shareholders that the Compensation Committee has reviewed with the Company’s senior risk officer the senior executive officer incentive compensation arrangements to ensure that such arrangements do not encourage senior executive officers to take unnecessary and excessive risks.

The Compensation Committee is comprised of Krishnan Balasubramanian (Chair), May P. Chu and Joe Ting, each of whom the Board of Directors has determined to be an “independent director” as defined by the listing standards of the NASDAQ Global Market. The Compensation Committee held eight meetings in 2008.

Governance and Nominating Committee. The Governance and Nominating Committee is responsible for identifying and recommending to the Board of Directors individuals qualified to become members of the Board of Directors and identifying directors to serve on the various committees of the Board of Directors. The Governance and Nominating Committee is also responsible for shaping the Company’s corporate governance policies and practices, including recommending corporate governance guidelines applicable to the Board of Directors and the Company and monitoring compliance with such guidelines. The Governance and Nominating Committee operates pursuant to a written charter, a copy of which is available in the corporate governance section of the Investor Relations page of the Company’s web site at www.metrobank-na.com.

The Governance and Nominating Committee is comprised of Joe Ting (Chair), Shirley Clayton and Charles Roff, each of whom the Board has determined to be an “independent director” as defined by the listing standards of the NASDAQ Global Market. During 2008, the Governance and Nominating Committee held five meetings.

Director Independence

The Company’s Board of Directors is currently comprised of eleven directors. The Board of Directors has determined that the following directors are “independent directors” as defined in the listing standards of the NASDAQ Global Market: Krishnan Balasubramanian, May P. Chu, Shirley L. Clayton, Robert W. Hsueh, Charles L. Roff and Joe Ting.

The independent directors of the Company hold executive sessions from time to time at the conclusion of regular meetings of the Board of Directors without the Chief Executive Officer or any other member of the management present. In 2008, the independent directors held three executive sessions.

Code of Ethics

The Board of Directors has adopted a Code of Ethics that applies to all directors, officers and employees of the Company, MetroBank and Metro United, including the Company’s Chief Executive Officer and senior financial officers. A copy of the Code of Ethics is available at no charge upon written request to: MetroCorp Bancshares, Inc., 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036, Attention: Corporate Secretary.

Director Nomination Process

General

The Governance and Nominating Committee will consider nominees to serve as directors of the Company and recommend such persons to the Board of Directors. The Governance and Nominating Committee will also consider recommendations from shareholders for director candidates who appear to be qualified to serve on the Company’s Board of Directors. The Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Governance and Nominating Committee does not perceive a need to increase the size of the board. In order to avoid the unnecessary use of the directors’ resources, the Governance and Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Criteria for Director Nominees

The Governance and Nominating Committee considers the following in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; and any other factors the Governance and Nominating Committee deems relevant, including the size of the Board of Directors and regulatory disclosure obligations. The Governance and Nominating Committee considered these same criteria when they recommended the nominees for election at the Meeting.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Governance and Nominating Committee and the Board of Directors will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the Board of Directors; and such director’s independence.

Process for Identifying and Evaluating Director Nominees

Pursuant to its charter, the Governance and Nominating Committee is responsible for the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board of Directors. The process that the Governance and Nominating Committee follows when they identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Governance and Nominating Committee relies on personal contacts of the members of the Board of Directors as well as their knowledge of members of MetroBank’s and Metro United’s local communities. The Governance and Nominating Committee will also consider director candidates recommended by shareholders in accordance with the procedures discussed below. The Governance and Nominating Committee has not previously used an independent search firm in identifying nominees.

Evaluation. In evaluating potential nominees, the Governance and Nominating Committee will determine whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, for any new director nominee, the Governance and Nominating Committee will conduct a check of the individual’s background and will interview the candidate.

Procedures to be Followed by Shareholders

The Governance and Nominating Committee will consider shareholder nominations for election as a director at an annual meeting of shareholders if the shareholder complies with the prior notice and information provisions contained in the Company’s Bylaws. To be timely, a written notice of the proposed nomination must be received by the Secretary of the Company not later than sixty (60) days prior to the meeting at which the election of directors will occur. To submit a recommendation of a director candidate to the Governance and Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Governance and Nominating Committee, care of the Corporate Secretary, at the Company’s main office:

•	The name and address of the shareholder making the nomination and the name and address of the person recommended as a director nominee;

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A representation that the shareholder is a holder of record of the Company’s Common Stock entitled to vote at the meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

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If applicable, description of all arrangements or understandings between the shareholder giving the notice and the recommended nominee and any other person (naming such person) pursuant to which the nomination is to be made by the shareholder;

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All information regarding a recommended nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and

•	The written consent of the recommended nominee to being named in the proxy statement as a nominee and to serving as director of the Company if elected.

If the Governance and Nominating Committee receives a director nomination from a shareholder or group of shareholders who (individually or in the aggregate) beneficially owned greater than 5% of the Company’s outstanding Common Stock for at least one year as of the date of such recommendation, the Company, as required by applicable securities law, will identify the nominee and the shareholder or group of shareholders recommending such nominee and will disclose in its proxy statement whether the Governance and Nominating Committee chose to nominate such nominee, as well as certain other information.

Shareholder Communications with the Board of Directors

The Company encourages shareholder communications to the Board of Directors and/or individual directors. Written communications may be made to the Board of Directors or to specific members of the Board of Directors by delivering them to the intended addressee, care of Corporate Secretary, MetroCorp Bancshares, Inc., 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other concerns will generally be referred to the Governance and Nominating Committee.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

Recent Developments and Effect of Participation in Capital Purchase Program

The compensation discussion and analysis described below relates to the compensation decisions made by the Compensation Committee and the Company in 2008 relating to the Company’s named executive officers. The short-term incentive bonus and long-term equity based incentive award portions of the named executive officer’s 2008 compensation were determined at the January 24, 2009 and April 25, 2008 meetings of the

Compensation Committee, respectively. Since that time, significant new restrictions have been imposed on the compensation of the Company’s named executive officers by the U.S. Department of the Treasury (the “U.S. Treasury”) as described in greater detail below. The Compensation Committee will consider these new limits and their impact on the compensation program for its named executive officers for 2009, which will necessarily differ significantly from the structure described below during the remaining time period of the Company’s participation in the U.S. Treasury’s Capital Purchase Program.

U.S. Treasury’s Capital Purchase Program

In January 2009, the Company elected to accept $45.0 million of capital made available under the Capital Purchase Program (“CPP”) of the U.S. Treasury’s Troubled Asset Relief Program (“TARP”). As a result of the Company’s participation in the CPP, the Company agreed that, until such time as the U.S. Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the CPP, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111 of the EESA, and has agreed to not adopt any benefit plans with respect to, or which cover, its senior executive officers that do not comply with the EESA.

Additionally, each of the Company’s named executive officers (1) executed a waiver voluntarily waiving any claim against the U.S. Treasury or the Company for any changes to such named executive officer’s compensation or benefits that are required to comply with the EESA and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements as they relate to the period the U.S. Treasury holds any equity or debt securities of the Company acquired through the CPP (the “CPP Covered Period”) and (2) entered into a letter agreement with the Company amending the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements with respect to such named executive officer as may be necessary, during the CPP Covered Period, to comply with Section 111 of the EESA. The provisions originally agreed to were as follows:

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Limit on golden parachute payments. The Company is prohibited from making any “golden parachute payments during the CPP Covered Period. Initially “golden parachute payment” was defined as a severance payment resulting from involuntary termination of employment, or from bankruptcy of the employer, that exceeds three times the terminated employee’s average annual base salary over the five years prior to termination. The Company’s named executive officers agreed to forego all golden parachute payments for as long as they remain “senior executive officers” during the CPP Covered Period.

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Clawback. The Company is required to recover any bonus, retention award or incentive compensation paid during the CPP Covered Period that is later found to have been based on materially inaccurate financial statements or other materially inaccurate measurements of performance.

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No unnecessary and excessive risk. The Compensation Committee is required to review the Company’s named executive compensation programs with the Company’s senior risk officer and certify that the Company has made reasonable efforts to ensure that the incentive compensation arrangements do not encourage unnecessary and excessive risks that threaten the value of the Company. The written agreements entered into by the named executive officers with the Company include their obligation to execute whatever documents the Company may require in order to make any changes in compensation arrangements resulting from the Compensation Committee’s review. The Compensation Committee’s certification relating to this review is contained in the Compensation Committee Report that follows this Compensation Discussion and Analysis.

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Limited deductible compensation. During the CPP Covered Period, the Company is not allowed to take federal income tax deductions for compensation paid to each named executive officer in excess of $500,000 per year.

On February 17, 2009, the ARRA was signed into law. The ARRA modified the compensation related limitations contained in Section 111 of the EESA, created additional compensation related limitations and directed the U.S. Treasury to establish standards for executive compensation applicable to participants in TARP, regardless of when participation commenced. These standards will extend beyond the named executive officers and apply to up to the twenty next most highly-compensated employees of the Company. Pursuant to the ARRA, the compensation standards are required to include the following:

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Prohibition on severance. The ARRA redefined “golden parachute” to mean any severance payment resulting from involuntary termination of employment or from bankruptcy of the employer, except for payments for services performed or benefits accrued. Consequently, under the ARRA, the Company is prohibited from making any severance payment during the CPP Covered Period to its named executive officers and the next five most highly-compensated employees.

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Prohibition on bonuses, retention awards and other incentive compensation. The ARRA standards prevent the Company from paying or accruing any bonus, retention award or incentive compensation to the Company’s five most highly-compensated employees, which may or may not be the Company’s named executive officers, other than awards of long-term restricted stock that (1) do not fully vest during the CPP Covered Period, (2) have a value greater than one-third of the total annual compensation of the award recipient and (3) are subject to such other restrictions as may be determined by the U.S. Treasury. This restriction does not apply to bonus payments made pursuant to a written employment agreement entered into on or prior to February 11, 2009.

•	Stricter clawback. The ARRA extends the clawback recovery requirement to the next twenty most highly-compensated employees in addition to the named executive officers.

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Prohibition on compensation plans that “encourage” earnings manipulation. The ARRA prohibits participating companies from implementing any compensation plan that would encourage manipulation of the reported earnings of the Company in order to enhance the compensation of any of its employees.

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Limitation on Luxury Expenditures. The ARRA requires the Company’s Board of Directors to adopt a company-wide policy regarding excessive or luxury expenditures including office and facility renovations, aviation or other transportation services and other activities or events that are not reasonable expenditures for staff development, reasonable performance incentives or similar measures in the ordinary course of business.

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Shareholder Approval of Executive Compensation. The ARRA requires participating companies to submit a “say-on-pay” proposal to a non-biding vote of shareholders at any annual meeting held during the CPP Covered Period, whereby shareholders vote to approve the compensation of executives as disclosed pursuant to the executive compensation disclosures included in the annual proxy statement.

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Review of Prior Payments to Executives. The ARRA requires a review by the U.S. Treasury of any bonus, retention awards or other compensation paid to the five highest paid executive officers and the next twenty most highly-compensated employees prior to February 17, 2009 to determine if such payments were excessive and negotiate for the reimbursement of such excess payments.

As of the date of this Proxy Statement, the U.S. Treasury has yet to establish the compensation standards under the ARRA. However, the Company expects that the standards will require a substantial alteration to the Company’s compensation program. Although the Company intends to fully comply with such guidance once it becomes available, the impact of the ARRA on the retention of the Company’s existing, and recruitment of future, senior executive officers cannot be assessed at this time but is expected to negatively impact both recruitment and retention of experienced qualified executives.

Overview of Compensation Program

The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board of Directors with respect to the Company’s executive compensation policies. Krishnan Balasubramanian, May P. Chu and Joe Ting, each of whom the Board of Directors has determined to be an independent director, as defined in the NASDAQ Global Market listing standards, serve on the Compensation Committee. This discussion and analysis describes the components of the Company’s compensation program for its named executive officers and describes the basis on which the 2008 compensation determinations were made by the Compensation Committee with respect to the named executive officers of the Company.

Role of Executives in Establishing Compensation

The Chief Executive Officer along with management reviews the performance of the named executive officers (other than the Chief Executive Officer) of the Company and based on such review, the Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation amounts payable to such named executive officers of the Company. The Compensation Committee evaluates the performance of the Chief Executive Officer in consultation with the non-management members of the Board of Directors in light of the Company’s corporate goals and objectives and based on such evaluation, determines and approves the Chief Executive Officer’s compensation level. The Chief Executive Officer is not involved with any aspect of determining his own pay.

Compensation Committee Activity

In addition to its role with executive compensation matters, the Compensation Committee, pursuant to the provisions of the Company’s stock awards and incentive plans, has authority to determine the employees and directors of the Company, MetroBank and Metro United to whom stock options or other awards shall be granted, the number of shares to be granted to each individual and certain terms of the option or award grant. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to stock awards to be granted to the employees and directors of the Company, MetroBank and Metro United (other than the Chief Executive Officer). The Compensation Committee also has authority to interpret the plans, amend the plans and to rescind rules and regulations relating to the plans.

Compensation Philosophy

The compensation philosophy of the Company incorporates the basic principle that executive compensation should be related directly to corporate performance and increases in shareholder value, while ensuring that key employees are motivated and retained. The following objectives guide the decision-making for the Compensation Committee:

•	The Company must provide a competitive total compensation package to attract and retain key executives;

•	The compensation packages and programs must be strategically aligned with the annual budget as well as the Company’s long-term business objectives; and

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The compensation packages must include a variable or performance component to ensure a link between executive remuneration and the Company’s overall performance, thereby aligning executive compensation with the interest of shareholders.

Peer Groups

The Compensation Committee reviews the compensation of the Chief Executive Officer relative to the compensation paid to similarly situated executives at banking organizations that are considered to be peer banking organizations. The peer group was compiled by Chairman’s Council, Inc., an independent firm engaged by the Compensation Committee, and includes sixteen (16) peer group banking organizations with total assets ranging from $1.0 billion to 4.9 billion as of December 31, 2007. The peer group was chosen because of each banking organizations’ relative size as measured by total assets. The Compensation Committee believes that the peer group of banking organizations is representative of the sector in which the Company operates.

The Compensation Committee believes that the compensation paid to similarly situated executives should be a point of reference for measurement, but not the determinative factor for setting the compensation of the Company’s Chief Executive Officer. Because other comparative compensation information is just one of the criteria used in setting Chief Executive Officer compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, give the limitations associated with comparative pay information for setting individual executive compensation, including the difficulty of assessing and comparing wealth accumulation through equity gains and post employment amounts, the Compensation Committee may elect not to use the comparative compensation information at all in the course of making compensation decisions. During 2008, the Compensation Committee elected to use the comparative compensation information in a limited manner in making compensation decisions related to the Chief Executive Officer’s compensation.

Setting Executive Compensation

During 2008, the Compensation Committee applied the compensation principles described above and reviewed all components of the named executive officer’s compensation, including base salary, annual cash incentives, long-term equity incentive compensation, accumulated realized and unrealized stock option gains, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits and the projected payout obligations that may be owed in certain circumstances under existing employment and letter agreements. The Compensation Committee determined a level of compensation which it believes to be competitive for each named executive officer based on information drawn from a variety of sources, including proxy statements of the peer group companies and surveys of community banking organizations.

In summary, the compensation decisions made during 2008 for the named executive officers were as follows:

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For 2008, the named executive officers were employed by the Company throughout the entire year and received base salary adjustments effective June 12, 2008. The Compensation Committee approved base salary adjustments which reflect an average 1.46% increase over the named executive officers’ collective base salaries as of December 31, 2007.

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For 2008, the named executive officers (other than the Chief Executive Officer), based upon performance with respect to customer retention and growth, earned an aggregate annual cash incentive bonus which averaged 22.8% of their aggregate base salaries. In connection with the Chief Executive Officer’s incentive compensation plan and based on 2008 performance, the Chief Executive Officer earned an annual cash incentive bonus equal to 56.4% of his base salary. None of the named executive officers received a discretionary cash bonus in 2008.

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For 2008, the named executive officers (other than the Chief Executive Officer) received long-term equity incentives in the form of options to acquire an aggregate of 40,000 shares of Common Stock and 9,159 shares of restricted stock. The Chief Executive Officer received long-term equity incentives in the form of options to acquire 30,000 shares of Common Stock pursuant to his employment agreement.

Executive Compensation—Elements

The Company’s compensation programs for its named executive officers are primarily comprised of the following components:

•	a base salary;

•	a non-equity cash incentive program;

•	a long-term equity incentive program;

•	a contributory savings 401(k) plan; and

•	various perquisites and other personal benefits.

Base Salary

Salaries provide the named executive officers with a base level of monthly income and help achieve the objectives outlined above by attracting and retaining strong talent. Base salary levels for all named executive officers were reviewed during 2008 and adjustments were approved by the Compensation Committee. For all named executive officers, other than the Chief Executive Officer, the Compensation Committee considered the recommendation of the Chief Executive Officer and management, tenure of service, scope of the position, including current job responsibilities, the named executive officer’s individual performance and contribution to the Company and such other factors as the Compensation Committee deemed appropriate. The base salary level for the Chief Executive Officer is set forth in his employment agreement and is reviewed at least annually by the Compensation Committee and may be adjusted upward in the discretion of the Compensation Committee. Factors that the Compensation Committee considers in the review include the overall performance of the Company, peer group compensation information, current job responsibilities, an evaluation of his individual performance and such other factors as the Compensation Committee deemed appropriate. On the basis of the Compensation Committee’s review, the named executive officers’ collective base salaries as of December 31, 2008 reflect an average 1.46% increase over their collective base salaries as of December 31, 2007 and are considered by the Compensation Committee to be competitive and in the median range of comparative salaries of other banking organizations included in the Company’s peer group.

Non-Equity Cash Incentive Program

The annual compensation of the Company’s named executive officers consists primarily of a base salary and an annual cash incentive. The annual cash incentive is designed to help achieve the objectives of the compensation program by rewarding the executive officers for the attainment of profitable growth and stable financial and operating conditions. Pursuant to the Company’s non-equity cash incentive program, Incentive Bonus Objective (the “IBO”), an executive officer of the Company is eligible to receive a certain percentage (which varies by position within the Company) of his base salary as an annual cash incentive bonus. The annual cash incentive awarded to the Company’s named executive officers (other than the Chief Executive Officer) may be an amount up to 50% of their current base salaries. The size of the cash incentive award is dependent on a combination of the Company’s performance and the officer’s individual performance in a particular year based upon certain Company and individual performance targets.

The weight given to Company performance targets and individual performance target varies by the officer’s position with the Company. The Company’s performance indicators are established annually and contain a component for financial performance, customer retention and growth and process improvement of the subsidiary banks as applicable. With respect to the overall Company performance target, each component is assigned a specified weight. For 2008, financial performance carried a 25% weight, customer retention and growth carried a 55% weight and process improvement carried a 20% weight. Management and the Board of Directors believe that the target goal associated with a specific performance indicator and the specific metrics for the Company’s operating objectives are confidential. Such information is sensitive, individualized and based upon either business unit performance and/or strategic objectives that could be misinterpreted as guidance and could cause competitive harm in carrying out the Company’s strategy. The Company also believes that the specific target goal associated with each performance indicator and the specific metrics are not material to understanding the operation of the annual IBO program. In addition to an IBO cash incentive award, the Compensation Committee may also award discretionary cash bonuses to the named executive officers.

Based upon 2008 performance with respect to customer retention and growth, the named executive officers (other than the Chief Executive Officer) earned an annual cash incentive bonus for 2008, which averaged 22.8% of their aggregate base salaries. None of the named executive officers received a discretionary cash bonus for 2008.

With respect to the cash incentive for the Chief Executive Officer, pursuant to his employment agreement, Mr. Lee has been provided with an incentive compensation plan that allows him to earn up to 100% of his base salary as cash incentive compensation based on certain predetermined performance measures set forth in his employment agreement. Performance at expected or budgeted performance levels consistent with opportunities in the market place will result in incentive compensation of 50% of his base salary, while the maximum incentive compensation will be earned for superior performance results. The performance criteria may include, but not be limited to, EPS growth, asset growth, operating efficiency, return on equity, loan concentration, asset durability and overall performance evaluation by the Board of Directors. In addition to any amounts payable to Mr. Lee pursuant to the incentive compensation plan, the Compensation Committee may also grant Mr. Lee a discretionary cash bonus. Based upon 2008 performance, Mr. Lee earned a cash incentive for 2008 equal to $165,000 or 56.4% of his base salary and did not receive a discretionary cash bonus.

Long-Term Equity Incentive Awards

The Company maintains an equity compensation program for its executive officers, including the named executive officers, and other key employees, in order to attract and retain key employees and enable those persons to participate in the long-term success of the Company. The Compensation Committee believes that these key employees will carry the main responsibility for increased growth, asset quality and profitability of the Company into the future. Historically, stock options have been the Company’s primary form of long-term equity incentive compensation. In 2007, the Company began awarding shares of restricted stock to its key employees pursuant to its 2007 Plan (as defined below). In 2008, the Company granted options to acquire 302,500 shares of Common Stock pursuant to the Company’s Incentive Plans (as defined below), 70,000 of which were granted to the named executive officers. Additionally, the Company granted 13,411 shares of restricted stock pursuant to the 2007 Plan, 9,159 of which were granted to the named executive officers.

Equity Incentive Plans

The Company maintains two equity incentive plans; the MetroCorp Bancshares, Inc. 2007 Stock Awards and Incentive Plan (“2007 Plan”) and the MetroCorp Bancshares, Inc. 1998 Stock Incentive Plan (“1998 Plan”) (collectively, the “Incentive Plans”). The 1998 Plan expired on December 16, 2008 and no additional awards may be granted under that plan. The 2007 Plan authorizes the issuance of up to 350,000 shares of Common Stock, and provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, performance awards, phantom stock awards or any combination of the foregoing. Restricted stock may be granted with or without payment except to the extent required by law and awards are subject to performance or service restrictions as determined by the Compensation Committee. The recipient of restricted stock is entitled to voting rights and dividends on the common stock prior to the lapsing of the forfeiture restrictions with respect to such stock. At the meeting the Company’s shareholders are being asked to approve an amendment to the 2007 Plan, which would increase the number of shares available for issuance under the 2007 Plan from 350,000 to 650,000.

As of December 31, 2008, 1,142,700 options and 23,068 shares of restricted stock were outstanding under the Company’s Incentive Plans, 568,375 and 13,827 of which were held by named executive officers, respectively, and there were 21,696 shares available for future grant under the 2007 Plan.

Contributory Savings 401(k) Plan

The Company provides for a 401(k) tax-deferred profit sharing plan for all employees, including the named executive officers, pursuant to which the Company matches each participant’s contributions up to a maximum of 5% for MetroBank and 6% for Metro United of such employee’s annual compensation.

Perquisites and Other Personal Benefits

Perquisites and other personal benefits represent a small part of the Company’s executive compensation program. The named executive officers are eligible to participate in the Company’s employee benefits plans, which are generally available to all Company employees. The Compensation Committee reviews the perquisites and other personal benefits provided to the named executive officers annually, and offers such benefits after consideration of the business need. The primary perquisites provided by the Company in 2008 include a car allowance, the payment of certain life insurance premiums and the payment of certain health insurance premiums.

Tax and Accounting Implications

Stock-Based Compensation. The Company accounts for stock-based compensation, including options granted pursuant to the 1998 Plan and options and restricted stock awards granted pursuant to the 2007 Plan, in accordance with the requirements of SFAS No. 123R, which the Company adopted effective January 1, 2006.

Deductibility of Executive Compensation. Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. The Company has no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

As a result of the Company’s participation in the CPP as discussed above, the Company will be subject to amendments to Section 162(m) which limit the deductibility of all compensation, including performance based compensation, to $500,000 per executive with respect to any taxable year during the CPP Covered Period. The Compensation Committee will continue to monitor awards under the plans that may in the future be subject to this deductibility limitation and assess its impact.

Nonqualified Deferred Compensation. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the recipient is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

Summary Compensation Table

The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers of the Company or its subsidiary banks (determined as of the end of the last fiscal year) (“named executive officers”) for the last three fiscal years ended December 31, 2008:

Summary Compensation Table for the Last Three Fiscal Years Ended December 31, 2008

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation		Total
George M. Lee	2008	$292,500	—	$239,226	$165,000	$35,327	(4)	$732,053
President and Chief Executive Officer of the Company; Chief Executive Officer of MetroBank	2007	285,000	—	94,436	142,500	31,985	(4)	553,921
	2006	274,041	—	20,164	335,000	18,150	(4)	647,355

David C. Choi	2008	178,537	19,706	60,843	60,000	30,448	(5)	349,534
Chief Financial Officer and Executive Vice President of the Company and MetroBank	2007	177,028	7,505	66,859	60,702	31,008	(5)	343,102
	2006	169,375	—	7,310	101,250	16,106	(5)	294,041

Mitchell W. Kitayama	2008	180,000	41,054	117,704	—	39,833	(6)	378,591
Executive Vice President of the Company; Chief Executive Officer of Metro United	2007	180,000	16,418	102,269	25,000	33,473	(6)	357,160
	2006	180,000	—	14,621	85,000	19,754	(6)	299,375

David Tai	2008	205,412	21,980	45,164	70,000	31,998	(7)	374,544

Executive Vice President and Secretary of the Company; President of MetroBank	2007	204,061	7,505	53,166	69,840	28,729	(7)	363,301
	2006	198,758	—	7,310	110,000	19,126	(7)	335,194

Terrance J. Tangen	2008	180,266	19,857	38,150	40,000	36,727	(8)	315,000
Chief Credit Officer and Executive Vice President of MetroBank	2007	178,953	7,505	38,652	61,290	31,332	(8)	317,732
	2006	173,344	—	7,310	97,500	17,402	(8)	295,556

(1)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with Financial Accounting Standards Board Statement No. 123R for restricted stock awards granted pursuant to the Company’s 2007 Plan and thus may include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of these amounts are included in Note 14 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2009. During 2008, each of Messrs. Choi, Tai, Tangen and Kitayama were awarded 2,197, 2,528, 2,219 and 2,215 shares of restricted stock, respectively with a full grant value of $27,869, $32,068, $28,148 and $28,097 respectively.

(2)

Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with Financial Accounting Standards Board Statement No. 123R for stock options granted pursuant to the Company’s 1998 and 2007 Plan and thus may include amounts from options granted in and prior to 2008. Assumptions used in the calculation of this amount for the fiscal year ended December 31, 2008 are included in Note 14 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2009. During 2008, each of Messrs. Lee, Choi, Kitayama, Tai and Tangen were granted options to acquire 30,000, 10,000, 10,000, 10,000 and 10,000 shares of Common Stock, respectively. The amounts reported in this column are not taxable to the named executive officer. The total amount of taxable compensation received by each of the named executive officers was below $500,000 in 2008.

(3)	The amounts reported in this column reflect the cash payments earned in 2008, 2007 and 2006, respectively, by the named executive officers under the Company’s annual cash incentive program, which is discussed in more detail under the “Non-Equity Cash Incentive Program” section discussed above.

(4)	The 2008 amount includes a car allowance of $8,500, 401(k) matching contributions of $15,050, payment of medical/dental insurance premiums of $10,222 and payment of the premium on a life insurance policy for the benefit of Mr. Lee of $1,555. The 2007 amount includes a car allowance of $6,000, 401(k) matching contributions of $14,550, payment of medical/dental insurance premiums of $10,223 and payment of the premium on a life insurance policy for the benefit of Mr. Lee of $1,212. The 2006 amount includes a car allowance of $6,000, 401(k) matching contribution of $11,192 and payment of the premium on a life insurance policy for the benefit of Mr. Lee of $958.

(5)	The 2008 amount includes a car allowance of $8,500, 401(k) matching contribution of $9,871, payment of medical/dental insurance premiums of $11,193 and payment of the premium on a life insurance policy for the benefit of Mr. Choi of $884. The 2007 amount includes a car allowance of $6,000, 401(k) matching contribution of $13,465, payment of medical/dental insurance premiums of $11,193 and payment of the premium on a life insurance policy for the benefit of Mr. Choi of $350. The 2006 amount includes a car allowance of $6,000, 401(k) matching contribution of $9,888 and payment of the premium on a life insurance policy for the benefit of Mr. Choi of $218.

(6)	The 2008 amount includes a car allowance of $9,000, 401(k) matching contribution of $10,742, payment of medical/dental insurance premiums of $18,826 and payment of the premium on a life insurance policy for the benefit of Mr. Kitayama of $1,265. The 2007 amount includes a car allowance of $9,000, 401(k) matching contribution of $5,250, payment of medical/dental insurance premiums of $18,826 and payment of the premium on a life insurance policy for the benefit of Mr. Kitayama of $397. The 2006 amount includes a car allowance of $9,000, 401(k) matching contribution of $225, payment of the premium on a life insurance policy for the benefit of Mr. Kitayama of $864 and payment of the premium for health insurance for Mr. Kitayama’s dependents of $9,665.

(7)	The 2008 amount includes a car allowance of $8,500, 401(k) matching contribution of $11,217, payment of medical/dental insurance premiums of $11,193 and payment of the premium on a life insurance policy for the benefit of Mr. Tai of $1,078. The 2007 amount includes a car allowance of $6,000, 401(k) matching contribution of $10,742, payment of medical/dental insurance premiums of $11,193 and payment of the premium on a life insurance policy for the benefit of Mr. Tai of $794. The 2006 amount includes a car allowance of $6,000, 401(k) matching contribution of $12,490 and payment of the premium on a life insurance policy for the benefit of Mr. Tai of $636.

(8)	The 2008 amount includes a car allowance of $8,500, 401(k) matching contribution of $16,087, payment of medical/dental insurance premiums of $11,193 and payment of the premium on a life insurance policy for the benefit of Mr. Tangen of $947. The 2007 amount includes a car allowance of $6,000, 401(k) matching contribution of $13,474, payment of medical/dental insurance premiums of $11,193 and payment of the premium on a life insurance policy for the benefit of Mr. Tangen of $665. The 2006 amount includes a car allowance of $6,000, 401(k) matching contribution of $10,873 and payment of the premium on a life insurance policy for the benefit of Mr. Tangen of $529.

Grants of Plan-Based Awards

The following table contains information concerning each grant of an award made to each named executive officer under any plan during the fiscal year ended December 31, 2008:

Grants of Plan-Based Awards Table for the Fiscal Year Ended December 31, 2008

Name	Estimated future payments under non-equity incentive plan awards		Grant Date	All other option awards; number of securities underlying options(3)	All other stock awards: number of shares of stock(4)	Exercise or base price of option awards	Grant date fair value of stock and option awards
	Target(2)	Maximum(1)
George M. Lee	$165,000	$300,000	02/04/08 07/29/08	15,000 15,000	—	$12.74 12.29	$49,350 51,390

David C. Choi	60,000	89,269	02/04/08 05/02/08	— 10,000	2,197 —	— 12.99	27,869 37,610

Mitchell W. Kitayama	—	90,000	02/04/08 05/02/08	— 10,000	2,215 —	— 12.99	28,097 37,610

David Tai.	70,000	102,706	02/04/08 05/02/08	— 10,000	2,528 —	— 12.99	32,068 37,610

Terrance J. Tangen	40,000	90,133	02/04/08 05/02/08	— 10,000	2,219 —	— 12.99	28,148 37,610

(1)	The amount listed in the maximum column represents the annual cash incentive compensation amounts that potentially could have been earned during 2008 under the Company’s cash incentive program based upon the achievement of certain performance goals in accordance with the incentive program and Mr. Lee’s employment agreement. The amounts of annual cash incentive compensation earned in 2008 have been determined and were paid in January 2009.

(2)	The amount listed in the target column represents the amount of the annual cash incentive compensation earned by the named executive officers in 2008. This amount is also shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table listed above and was paid in January 2009. There were no thresholds included under the Company’s cash incentive program.

(3)	The amounts set forth in this column reflect the actual amount of stock options granted to the named executive officers pursuant to the Incentive Plans. These options vest over a three-year-period at a rate of 30%, 30% and 40% per year and expire 10 years from the grant date.

(4)	The amounts set forth in this column reflect the actual number of shares of restricted stock awarded to the named executive officers pursuant to the 2007 Plan. These shares of restricted stock vest equally over a three-year-period.

Outstanding Equity Awards

The following table contains information concerning the unexercised options and other equity incentive plan awards for each named executive officer as of the December 31, 2008:

Outstanding Equity Awards for the Fiscal Year Ended December 31, 2008

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested(1)
	Exercisable	Unexercisable
George M. Lee	150,000	—	$10.01	07/21/2014	—	$—
	24,375	—	14.03	01/28/2012
	30,000	—	15.00	07/22/2012
	18,000	12,000	21.09	07/20/2013
	4,113	9,597	19.90	07/14/2014
	4,887	11,403	19.90	07/19/2017
	—	15,000	12.74	02/04/2018
	—	15,000	12.29	07/28/2018

David C. Choi	15,000	—	12.72	11/02/2011	2,864	21,337
	15,000	—	13.20	06/10/2012
	7,500	—	16.03	08/10/2012
	4,500	3,000	17.71	04/03/2013
	3,000	2,000	19.80	01/24/2017
	—	10,000	12.99	05/02/2018

Mitchell W. Kitayama	37,500	—	14.23	07/13/2012	4,882	36,371
	9,000	6,000	17.71	04/03/2013
	3,000	2,000	19.80	01/24/2017
	—	10,000	12.99	05/02/2018

David Tai	15,000	—	11.19	09/10/2011	3,195	23,803
	7,500	—	16.03	08/10/2012
	4,500	3,000	17.71	04/03/2013
	5,400	3,600	19.80	01/24/2017
	—	10,000	12.99	05/02/2018

Terrance Tangen	52,500	—	7.50	10/23/2011	2,146	15,988
	7,500	—	8.73	06/20/2010
	7,500	—	11.19	09/10/2011
	7,500	—	16.03	08/10/2012
	4,500	3,000	17.71	04/03/2013
	5,400	3,600	19.80	01/24/2017
	—	10,000	12.99	05/02/2018

(1)	Calculated by multiplying the closing price of the Company’s Common Stock on the NASDAQ Global Market on December 31, 2008 of $7.45 per share by the number of shares of restricted stock granted to such named executive officer.

Option Exercises and Stock Vested

During the year ended December 31, 2008, no named executive officer of the Company exercised any stock options. The following table contains information concerning each vesting of restricted stock during the fiscal year ended December 31, 2008 for each named executive officer:

Stock Vested for the Fiscal Year Ended December 31, 2008

	Stock Awards
Name	Number of shares acquired on vesting	Value realized on vesting(1)
George M. Lee	—	—
David C. Choi	333	$4,309
Mitchell W. Kitayama	1,333	17,249
David Tai.	333	4,309
Terry J. Tangen	333	4,309

(1)	Calculated by multiplying the closing price of the Company’s Common Stock on the NASDAQ Global Market on the date of vesting by the number of shares of restricted stock acquired upon vesting.

Potential Payments Upon Termination or Change-In-Control

The Company considers the establishment and maintenance of a sound and vital management team to be essential to protecting and enhancing its best interests and those of its shareholders. In this regard, the Company recognizes that the possibility of a change in control may exist and that such possibility may result in the departure or distraction of the named executive officers to the detriment of the Company and that of its shareholders. Accordingly, the Company’s Board of Directors has taken appropriate steps to reinforce and encourage the continued attention and dedication of the Company’s named executive officers to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control. Accordingly, the Company entered into an employment agreement with George M. Lee on January 26, 2007 and MetroBank entered into letter agreements with each of David Tai, David Choi and Terry Tangen on February 14, 2005. Mr. Lee’s employment agreement was amended on December 31, 2008 to implement certain changes to the employment agreement that were required to be made by year end 2008 to ensure continuing compliance with the executive deferred compensation rules of the Internal Revenue Service under Section 409A of the Internal Revenue Code and the final regulations thereunder. The amendment primarily provides for changes related to timing of payments upon termination of employment.

Termination With a Change in Control

The table below reflects the amount of compensation payable to each of our named executive officers in the event such executive’s employment with the Company is terminated by the Company or its successors without cause or by the officer for good reason following a change in control. The amounts shown below assume that the termination occurred on December 31, 2008 and assume a price per share of the Company’s Common Stock equal to $7.45 based on a closing price of the Common Stock on the NASDAQ Global Market on December 31, 2008. These amounts are estimates of the amounts which would have been paid out to the named executive officer upon termination as of that date under the specified circumstances. The actual amounts to be paid out can only be determined at the time of such executive officer’s separation from the Company. However, due to the Company’s participation in the CPP in January 2009, each named executive officer executed an agreement that limits any severance payment in accordance with the restrictions imposed under Section 111 of the EESA, as amended.

Name	Salary and Bonus		Acceleration and Continuation of Equity Awards(1)	Total Termination Benefits
George M. Lee	$1,418,556	(2)	$—	$1,418,556
David C. Choi	267,805	(3)	21,332	289,142
Mitchell W. Kitayama(4)	—		36,371	36,371
David Tai.	308,118	(3)	23,803	331,921
Terry J. Tangen	270,399	(3)	15,988	286,387

(1)	Reflects the value of any outstanding restricted stock grants based on the market price of the underlying shares as of December 31, 2008 and any unexercised options and unvested options accelerated upon a change in control equal to the spread between the exercise price and the market price of the underlying shares as of December 31, 2008. As of December 31, 2008, the exercise price of the options exceeded the market price of the underlying shares and accordingly had no value.

(2)	Reflects an amount equal to three times such executive’s annual base salary as of December 31, 2008 and an amount equal to three times such executive’s incentive compensation for the previous fiscal year. In addition, the Company would be required to pay the premiums on medical and life insurance for Mr. Lee for two years following termination.

(3)	Reflects an amount equal to eighteen (18) months of such executive’s base monthly salary as of December 31, 2008.

(4)	Mr. Kitayama’s employment agreement expired in July 2008.

Change in Control Provisions in Employment and Letter Agreements

On January 26, 2007, the Company entered into an employment agreement with George M. Lee, the President and Chief Executive Officer of the Company, Chief Executive Officer of MetroBank and Chairman of the Board of Directors of Metro United Bank and the prior employment agreement between the Company and Mr. Lee was terminated. Mr. Lee’s employment agreement was amended on December 31, 2008 to implement certain changes to the employment agreement that were required to be made by year end 2008 to ensure continuing compliance with the executive deferred compensation rules of the Internal Revenue Service under Section 409A of the Internal Revenue Code and the final regulations thereunder. The amendment primarily provides for changes related to timing of payments upon termination of employment.

The employment agreement is for a term of five years and provides for a minimum annual salary of $285,000 subject to annual review and adjustments at the discretion of the Company’s Board of Directors. The employment agreement also provides for reimbursement of certain business expenses, participation in employee benefit plans and a monthly automobile allowance of $500. The employment agreement also provides that Mr. Lee will be granted options to acquire 15,000 to 30,000 shares of Common Stock annually based on Company and individual performance. In addition, Mr. Lee can earn an annual cash incentive bonus in an amount up to 100% of his base salary based on performance of the Company.

In the event of a change of control (as defined in the employment agreement) and the involuntary termination of Mr. Lee, Mr. Lee will be entitled to receive (1) his base salary for the remainder, if any, of the calendar month in which such termination is effective and an additional lump sum payment equal to three (3) years base salary, (2) an amount equal to three (3) times his annual cash incentive compensation for the previous fiscal year and (3) medical and life insurance for two years following such termination. The Company’s obligation to make payments under this agreement is affected by the terms of its participation in the CPP. See “Recent Developments and Effect of Participation in the Capital Purchase Program” above. Under the ARRA, no severance payments are permitted to be made to the Company’s named executive officers and the Company’s five next most highly-compensated employees during the CPP Covered Period.

MetroBank has entered into letter agreements with Messrs. Tai, Choi and Tangen, each a named executive officer. The respective letter agreements provide that in the event of involuntary termination or a decrease in employment status as a result of a change of control of MetroBank each respective officer will be paid an amount equal to eighteen (18) months current salary, less applicable statutory deductions. Additionally, the agreement provides that all unvested stock options shall fully vest and become exercisable. As previously mentioned, the Company’s obligation to make payments under these agreements is affected by the terms of its participation in the CPP.

Change in Control Provisions in Equity Plans and Agreements

Under the Company’s 2007 Plan, in the event of a change in control (as defined in the 2007 Plan), all options and stock awards will immediately become vested and exercisable or satisfiable, as applicable. In the event of a change in control, the Compensation Committee may direct that one of the following occurs: (1) determine a date after which all unexercised options shall terminate, (2) cancel the options of selected awards in exchange for an amount of cash per share equal to the excess, if any, of the change of control value of the shares subject to the options over the exercise price for such shares, (3) adjust the outstanding options as the Compensation Committee deems necessary or (4) convert all outstanding options into options to acquire shares of the successor entity with the same terms as the options immediately prior to the merger or consolidation.

Under the Company’s 1998 Plan, in the event Company is not the surviving entity following a merger or consolidation or if the Company sells or otherwise disposes of substantially all of its assets, the Compensation Committee may direct that one of the following occurs: (1) convert all outstanding options into options to acquire shares of the successor entity with the same terms as the options immediately prior to the merger or consolidation determine a date after which all unexercised options shall terminate, (2) waive any limitations that the options shall become exercisable prior to the record or effective date of such merger, consolidation or sale of assets and (3) cancel the options as of the effective date of any such merger, consolidation or sale of assets in exchange for an amount of cash per share equal to the excess, if any, of the value of the shares subject to the options over the exercise price for such shares.

Termination Without a Change in Control

If Mr. Lee’s employment is terminated by the Company for cause or if Mr. Lee voluntarily resigns, Mr. Lee will be entitled to receive all accrued and unpaid base salary through the date of termination. Mr. Lee will not be entitled to receive any bonus for the fiscal year in which the termination occurs or any subsequent fiscal year.

If Mr. Lee’s employment is terminated by the Company as a result of death, Mr. Lee’s estate will be entitled to receive all accrued and unpaid base salary through the end of the month in which his death occurred and a prorated portion of his bonus for that fiscal year, if any. If Mr. Lee’s employment is terminated by the Company as a result of disability, Mr. Lee will be entitled to receive all accrued and unpaid base salary through the end of the calendar month in which the termination is effective and for the succeeding three months, or until disability insurance benefits commence under the disability insurance furnished by the Company, if sooner. As previously mentioned, the Company’s obligation to make payments under this agreement is affected by the terms of its participation in the CPP.

Each option granted under the Incentive Plans that is exercisable as of the date of termination may be exercised within three months of termination provided that the employee was not terminated for cause (as defined in the Incentive Plans). If an employee is terminated for cause, then all options (whether or not exercisable) shall terminate upon the date of termination. Upon the death or disability of an employee, all options granted under the Incentive Plans (whether or not exercisable) may be exercised within one year from the date of death or determination of disability.

Compensation Committee Interlocks and Insider Participation

During 2008, no executive officer of the Company served as (1) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (2) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as director of the Company. In addition, none of the members of the Compensation Committee (a) was an officer or employee of the Company or any of its subsidiaries in 2008, (b) was formerly an officer or employee of the Company or any of its subsidiaries or (c) (other than Joe Ting) had any relationship requiring disclosure under “Certain Relationships and Related Transactions.”

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report of the Compensation Committee shall not be deemed to be incorporated by reference into any such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

In addition, as required by the provisions of the CPP, the Compensation Committee certifies that it has reviewed with the senior risk officer of the Company the incentive compensation arrangements for the Company’s senior executive officers and has made reasonable efforts to ensure that such arrangements do not encourage the Company’s senior executive officers to take unnecessary and excessive risks that threaten the value of the Company.

The Compensation Committee

Krishnan Balasubramanian, Chair

May P. Chu

Joe Ting

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

In accordance with its written charter adopted by the Company’s Board of Directors, the Company’s Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee is comprised of May P. Chu, Shirley L. Clayton, Krishnan Balasubramanian and Charles Roff, each of whom the Board of Directors has determined is an independent director of the Company as defined in the applicable rules of the Nasdaq Stock Market, Inc. and in Section 10A of the Securities Exchange Act of 1934. The Board of Directors has also determined that Shirley L. Clayton is an “audit committee financial expert” as defined in the rules and regulations of the Securities and Exchange Commission.

In discharging its oversight responsibility as to the audit process, the Audit Committee (1) has received the written disclosures and letter from the independent registered public accounting firm pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, (2) discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence and (3) satisfied itself as to the firm’s independence. The Audit Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 114 “The Auditor’s Communication with those Charged with Governance,” as amended.

The Audit Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2008, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the audit of those statements in accordance with the standards of the Public Company Accounting Oversight Board.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission. The Audit Committee also reappointed the independent registered public accounting firm and the Board of Directors concurred in such reappointment.

The Audit Committee

May P. Chu, Chair

Shirley L. Clayton

Krishnan Balasubramanian

Charles Roff

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2008 and 2007 by PricewaterhouseCoopers LLP:

	2008	2007
Audit fees(1)	$657,900	$635,120
Audit-related fees	—	—
Tax fees	—	—
All other fees

Total	$657,900	$635,120

(1)	Consists of fees billed for professional services rendered in connection with the integrated audit and quarterly reviews of the Company’s consolidated financial statements.

Audit Committee Pre-Approval Policy

The Audit Committee shall pre-approve all auditing services and permissible non-audit services (including the fees and terms thereof) to be provided to the Company by the independent registered public accounting firm.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Don J. Wang, the Company’s Chairman of the Board, is a principal shareholder and Chairman of the Board of New Era Life Insurance Company (“New Era”). MetroBank had eleven commercial real estate loan participations with New Era as of December 31, 2008. These loans were originated and are being serviced by MetroBank. Ten of the loans are contractually current on their payments and one real estate loan in the amount of $3.1 million, is on nonaccrual status. The following is an analysis of these loans as of December 31, 2008 (in thousands):

2008
Gross balance	$77,731
Less: participation portion sold to New Era	(36,771)

Net balance outstanding	$40,960

With the exception of the $3.1 million nonaccrual loan, $21.6 million of the loans have interest rates ranging from 4.00% to 7.85% and the remaining $12.2 million in loans have interest rates which float with the prime rate. The loans mature in March 2009 and February 2017. The percent of the participation portions sold to New Era varies from 16.00% to 100.00%.

Gaumnitz, Inc. owns the building in which the Company’s corporate headquarters and MetroBank’s Bellaire branch are located and has entered into lease agreements for these locations with the Company and MetroBank. The controlling shareholder of Gaumnitz, Inc. is a 5% of more shareholder of the Company. The lease agreements covering the different areas comprising the Company’s headquarters have lease commencement dates ranging from June 2003 to March 2006, at a total rent of $59,000 per month and expiration dates ranging from December 2010 to May 2013. The lease agreement covering MetroBank’s Bellaire branch commenced on December 29, 2003 at a total rent of $12,000 per month and will expire in December 2011. For these respective lease agreements, the Company paid Gaumnitz, Inc. $698,000 during the year ended December 31, 2008.

In June 2008, the Company issued an aggregate of $4.0 million in subordinated debentures through a private placement to Don J. Wang, the Company’s Chairman of the Board, and to an affiliate of Joe Ting, a director of the Company. The debentures accrued interest at a fixed rate of 5.0%, payable quarterly commencing on September 30, 2008 and matured in December 2008. Upon maturity, the subordinated debentures were extended and the interest rate was increased to 6.5%; however in January 2009, all outstanding amounts of the $4.0 million of subordinated debentures, including accrued interest, were repaid.

Many of the directors and executive officers of the Company, MetroBank and Metro United and each person who is known by the Company to own beneficially 5% or more of the Common Stock, and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of MetroBank or Metro United. During 2008, MetroBank and Metro United made loans in the ordinary course of business to directors and executive officers of the Company, MetroBank and Metro United and 5% or more shareholders of the Company and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company, MetroBank or Metro United and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors and executive officers of the Company, MetroBank and Metro United and 5% or more shareholders of the Company are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by MetroBank or Metro United to executive officers, directors and principal shareholders satisfy the foregoing standards. As of December 31, 2008, all of such loans outstanding aggregated $149,000. MetroBank and Metro United expect to have such transactions or transactions on a similar basis with their respective directors and executive officers and the directors, executive officers and 5% or more shareholders of the Company and their associates in the future.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY

MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 25, 2009 by (1) each director and named executive officer of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Common Stock and (3) all directors and named executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of the Company.

Name	Number of Shares		Percentage Beneficially Owned(1)
Principal Shareholders Not Listed Below
Morgan Stanley	598,295	(2)	5.49%
Metro Investment Group, Inc.	737,336	(3)	6.77
Fentham Corporation	759,466	(4)	6.97
Leslie Looi Meng	638,611	(5)	5.86

Directors and Named Executive Officers
Krishnan Balsubramanian	100		*
Helen F. Chen	848,778	(6)	7.79
David Choi	64,339	(7)	*
May P. Chu	139,896		1.28
Shirley L. Clayton	11,050		*
Robert Hsueh	1,000		*
Mitchell Kitayama	64,882	(8)	*
George M. Lee	261,446	(9)	2.35
John Lee	229,249	(10)	2.10
Charles L. Roff	7,037		*
David Tai	432,716	(11)	3.96
Terrance J. Tangen	92,469	(12)	*
Joe Ting	120,145	(13)	1.10
Don J. Wang	982,579	(14)	9.00
Directors and named executive officers as a group (14 persons)	3,255,686	(15)	28.59%

*	Indicates ownership that does not exceed 1.0%.

(1)	The percentage of shares beneficially owned was calculated based on 10,898,211 shares of Common Stock outstanding as of March 25, 2009. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of Common Stock held by such shareholder or group and exercisable within 60 days.

(2)	The information regarding beneficial ownership is included in reliance on a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2009 by Morgan Stanley. Morgan Stanley, a parent holding company of FrontPoint Partners LLC, as an investment advisor, may be deemed to have the beneficial ownership of the shares reflected in the table as of December 31, 2008. Morgan Stanley reported that it had sole voting and dispositive power with respect to the 598,295 shares reflected in the table.

(3)	Metro Investment Group, Inc.’s address is 16607 Southern Oaks Drive, Houston, Texas 77069. Director Helen F. Chen is the controlling shareholder and President of Metro Investment Group, Inc. and has voting and investment control of the shares.

(4)	Fentham Corporation’s address is 8 Peirce Road, Singapore 248527.

(5)	Leslie Looi Meng’s address is 327 River Valley Road #16-02, Casuarina Yong An Park, Singapore 238-359.

(6)	Includes 737,336 shares held of record by Metro Investment Group, Inc. of which Ms. Chen is the President and controlling shareholder and has voting and investment control of the shares.

(7)	Consists of 48,000 shares that may be acquired within 60 days upon the exercise of stock options granted under the Incentive Plans.

(8)	Consists of 58,500 shares that may be acquired within 60 days upon the exercise of stock options granted under the Incentive Plans.

(9)	Includes 6,271 shares held of record by Mr. Lee’s spouse and 235,875 shares that may be acquired within 60 days upon the exercise of stock options granted under the Incentive Plans.

(10)	Includes 19,968 shares held of record by each of Mr. Lee’s daughter and son and 43,647 shares held of record by Mr. Lee’s sister.

(11)	Consists of 38,400 shares that may be acquired within 60 days upon the exercise of stock options granted under the Incentive Plans.

(12)	Includes 88,500 shares that may be acquired within 60 days upon the exercise of stock options granted under the Incentive Plan.

(13)	Includes a total of 12,645 shares held of record by each of Mr. Ting’s three children.

(14)	Includes 644,812 shares held of record by two trusts, 19,986 shares held of record by Mr. Wang’s spouse, 29,326 shares held of record by a non-profit corporation over which Mr. Wang has voting and investment control, 100,000 shares held of record by Thomas Wu over which Mr. Wang has shared investment power and 18,750 shares that may be acquired within 60 days upon the exercise of stock options granted under the Incentive Plan.

(15)	Includes 488,025 shares which may be acquired within 60 days pursuant to the exercise of stock options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and reports of changes in ownership of such with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on the Company’s review of the copies of such reports furnished to it and representations from certain reporting persons that they have complied with the relevant filing requirements, during the year ended December 31, 2008, all Section 16(a) reporting requirements applicable to the Company’s officers, directors and greater than 10% shareholders were complied with.

ITEM 2.

PROPOSAL TO RATIFY APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2009. At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since 2003. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year is not required by the Company’s organizational documents, state law or otherwise. However, the Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to the Company’s shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee may, but is not obligated to, reconsider its selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

ITEM 3.

APPROVAL OF INCREASE IN SHARES ISSUABLE UNDER THE COMPANY’S 2007 STOCK AWARDS AND INCENTIVE PLAN

On February 27, 2009, the Board of Directors approved an amendment (the “Amendment”) to the MetroCorp Bancshares, Inc. 2007 Stock Awards and Incentive Plan, increasing the number of shares of Common Stock issuable thereunder from 350,000 shares to 650,000 shares, and recommended that the 2007 Plan, as so amended, be submitted to the Company’s shareholders for approval at the Meeting. The 2007 Plan was originally approved by the Company’s shareholders on May 4, 2007. The following summary of the material features of the 2007 Plan is qualified in its entirety by reference to the copy of the plan (as proposed to be amended) attached as Appendix A to this Proxy Statement. The only change proposed to be made to the 2007 Plan is the increase in shares issuable under the 2007 Plan from 350,000 shares to 650,000 shares.

Purpose of the Amendment

The Company believes that it has been able to attract highly qualified personnel in part through the use of stock awards, and that it is desirable to have the continued flexibility to attract additional personnel, if needed, and to retain and reward exceptional performance by employees through additional stock awards. The Company has used the 2007 Plan and other stock plans for this purpose. As of December 31, 2008, options to purchase 297,540 shares of Common Stock and 23,068 shares of restricted stock were outstanding under the 2007 Plan and 21,696 shares remained available for future grant. Accordingly, the Board of Directors approved the Amendment in order to maintain the 2007 Plan to provide the necessary incentives to its employees and directors.

Administration

The Company’s Compensation Committee, comprised solely of independent directors, each of whom qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as

amended (“Code”), will administer the 2007 Plan. The Compensation Committee will have the authority to determine and designate which employees, directors or consultants are eligible to receive grants of options or other awards and to determine the vesting, restrictions and other terms of the agreements representing such options or awards, as the case may be. The Compensation Committee is also authorized to interpret the 2007 Plan and the respective award agreements executed under the 2007 Plan and to make all other determinations with respect to the 2007 Plan.

Eligibility

Awards under the 2007 Plan may be granted to all employees of the Company and its affiliates, directors of the Company and its affiliates or consultants who performs services to the Company; provided that incentive stock options may be granted only to employees of the Company or its affiliates.

Types of Awards

The 2007 Plan provides for the granting of incentive stock options, nonqualified stock options, shares of restricted stock, stock appreciation rights, performance awards and phantom stock awards. A summary of each type of award is as follows:

Stock Options. A stock option confers upon the awardee the right to purchase a certain number of shares of common stock at an established exercise price. The Company’s Compensation Committee may authorize the grant of options that are either incentive stock options (“ISOs”) within the meaning of Section 422(b) of the Code, or options that do not constitute incentive stock options (nonqualified stock options).

The exercise price of each ISO and nonqualified stock option granted under the 2007 Plan will be determined by the Company’s Compensation Committee, except that the exercise price may not be less than the fair market value of a share of common stock on the date the option is granted. Each option is exercisable for a period not to exceed ten years. For each option, the Company’s Compensation Committee will establish among other terms, (1) the term of the option, (2) the time or period of time in which the option will vest, and (3) the treatment of the option upon the awardee’s termination of employment. No individual may be granted in any twelve month period stock options to purchase more than 50,000 shares of common stock.

To the extent that the aggregate fair market value (determined in the manner prescribed by the 2007 Plan) of the common stock with respect to which ISOs become exercisable for the first time by any awardee during any calendar year under all plans of the Company exceeds $100,000, the ISOs shall be treated as nonqualified stock options. Any ISO granted to a holder of 10% or more of the Company’s common stock must (1) have an exercise price of at least 110% of the fair market value of the common stock subject to the option on the date of grant and (2) must not be exercisable after five years from the date of the grant.

Restricted Stock Awards. A grant of shares of restricted stock represents shares of common stock which are subject to restrictions on disposition and the obligation of the awardee to forfeit and surrender the shares under certain circumstances (“forfeiture restrictions”). The Company’s Compensation Committee has sole discretion to determine the forfeiture restrictions and may provide that such forfeiture restrictions shall lapse upon (1) the attainment of one or more performance goals established by the Compensation Committee that are based on the Company’s (a) earnings per share, (b) efficiency ratio, (c) non-performing loan amounts or (d) asset growth, (2) the awardee’s continued employment with the Company for a specified period of time or (3) a combination of any two or more of the factors listed in clauses (1) and (2). Each award of restricted stock may have different forfeiture restrictions. Except to the extent restricted under the terms of the 2007 Plan and any agreement relating to the award of restricted stock, an awardee granted restricted stock shall have all of the rights of a shareholder including, without limitation, the right to vote restricted stock and the right to receive dividends thereon. No individual may be awarded more than 20,000 shares of restricted stock in any twelve-month period.

At the time of the award of restricted stock, the Company’s Compensation Committee may prescribe additional terms, conditions or restrictions including, but not limited to, rules related to the termination of employment of the awardee prior to the lapse of the forfeiture restrictions. The Compensation Committee may determine the amount and form of any payment for the shares of common stock received pursuant to an award of restricted stock, however, if no such determination is made, an awardee must pay only to the extent required by law.

Stock Appreciation Rights. A stock appreciation right (“SAR”) shall confer on the awardee a right to receive, upon exercise, the excess of (1) the fair market value of one share of common stock on the date of exercise over (2) the exercise price of such SAR as determined by the Company’s Compensation Committee as of the date of grant of the SAR, which shall not be less than the fair market value of one share of common stock on the date of grant. SARs may be granted independently or in connection with the grant of an option. The exercise of SARs granted in connection with the grant of an option will result in the surrender of the right to purchase the shares under such option. The Compensation Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, whether or not an SAR shall be in tandem with any other award, rules pertaining to termination of employment and any other terms and conditions of any SAR. The settlement of SARs may be payable in either cash, common stock or a combination thereof, unless the SARs are subject to Section 16 of the Securities Exchange Act of 1934, as amended, whereby the Compensation Committee shall either determine the form of payment or approve an election by an awardee to receive cash in full or partial settlement. No individual may be granted in any twelve month period SARs with respect to more than 50,000 shares of common stock.

Performance Awards. A performance award entitles the awardee to receive payment of an amount based on the achievement of certain performance measures established by the Company’s Compensation Committee. Such performance measures shall include, earnings per share, efficiency ratio, non-performing loan amounts and asset growth. The Compensation Committee will determine the period of time over which such performance shall be measured, the maximum value of each performance award and the method and amount of payment of a performance award. The amount of payment may not exceed the maximum value of the performance award and the method of payment may be either cash, common stock or a combination thereof which is made in a lump sum payment. A performance award shall terminate upon termination of an awardee’s employment or service on the board or otherwise during the performance period. No individual may be granted performance awards in any twelve month period where the value of such awards exceeds $100,000.

The Company’s Compensation Committee determines which of the eligible employees will be granted a performance award under the 2007 Plan for any performance period. At or before the start of each performance period, the Compensation Committee establishes written performance objectives based on one or more of the criteria set forth above for each awardee. At the same time, the Compensation Committee also establishes a bonus opportunity for each awardee, which is the amount of the bonus the awardee will earn if the performance objectives are fully satisfied. The Compensation Committee may specify a minimum acceptable level of achievement of each performance objective below which no bonus is payable with respect to that objective, and additional levels above the minimum (which may also be above the targeted performance objective), with a formula to determine the percentage of the bonus opportunity to be earned at each level of achievement above the minimum. Performance at a level above the targeted performance objective may entitle the employee to earn a bonus in excess of 100% of the bonus opportunity. At the end of the performance period, the Compensation Committee determines the extent to which the performance objectives have been attained and the extent to which the bonus opportunity has been earned under the formula previously established by the Compensation Committee.

Phantom Stock Awards. A phantom stock award is the right to receive shares of common stock (or cash in an amount equal to the fair market value thereof) or an amount equal to any appreciation in the fair market value of the common stock (or a portion thereof) over a specified period of time. A phantom stock award shall vest over a period of time or upon the occurrence of an event as determined by the Company’s Compensation Committee. The Compensation Committee shall determine the maximum value, the vesting period, the amount and method of payment of each phantom stock award and the payment of cash dividend equivalents, if any. The amount of payment may not exceed the maximum value of the phantom stock award and such payment may be made either in cash, common stock or a combination thereof and in a lump sum payment. Except as otherwise provided by the Compensation Committee or by the phantom stock award agreement, a phantom stock award shall terminate upon termination of an awardee’s employment with the Company during the vesting period.

Amendment and Termination

The Company’s board of directors may amend or terminate the 2007 Plan at any time, except that without shareholder approval, it may not make any amendment which would (1) increase the maximum number of shares of the Company common stock which may be issued pursuant to the provisions of the 2007 Plan (other than adjustments for reason of a stock dividend or distribution, stock split or similar events), (2) materially modify the eligibility requirements for participation in the 2007 Plan, (3) change the class of employees, directors or consultants eligible to receive awards or materially increase the benefits accruing to such participants under the 2007 Plan, (4) extend the term of the 2007 Plan, (5) decrease the authority of the Compensation Committee in contravention of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Rule 16b-3”), or (6) require shareholder approval under Rule 16b-3, the exchange on which common stock is listed, or Sections 162(m) or 422 of the Code or any successor provisions. Further, the Board may not make any change in an outstanding award which would impair the rights of the awardee, without the consent of the awardee. Except with respect to awards then outstanding, if not sooner terminated, the 2007 Plan will terminate and no further awards shall be granted after the expiration of ten years from the date of its adoption.

Recapitalization or Change in Control

The 2007 Plan includes customary provisions providing for proportionate adjustments in the number of shares subject to outstanding awards and the exercise prices in the event of stock splits, stock dividends, combination of shares or other relevant events or changes in capitalization.

In the event of a change of control of the Company (as defined in the 2007 Plan), all outstanding awards will immediately vest and become exercisable or satisfiable, as applicable. The Compensation Committee, in its discretion, may make certain determinations with regard to the specific terms of each outstanding award upon the occurrence of a change of control, provided that no action may reduce the value of an award. With respect to options, the actions the Compensation Committee may take upon a change of control include, but are not limited to: (1) accelerating the time at which options may be exercised for a limited period before a specified date, after which all unexercised options shall terminate, (2) cancel the options of selected awardees in exchange for an amount of cash per share equal to the excess, if any, of the change of control value (as defined in the 2007 Plan) of the shares subject to the options over the exercise price for such shares, (3) adjust the outstanding options as the Compensation Committee deems appropriate or (4) convert all outstanding options into options to acquire shares of the successor entity with the same terms as the options immediately prior to the merger or consolidation.

Tax Effects of Participation in the 2007 Plan

Status of Options. The federal income tax consequences both to the awardee and the Company of options granted under the 2007 Plan differ depending on whether an option is an ISO or a nonqualified stock option.

Nonqualified Stock Options. No federal income tax is imposed on the awardee upon the grant of a nonqualified stock option. Generally, upon the exercise of a nonqualified stock option, the awardee will be treated as receiving compensation taxable as ordinary income in the year of exercise, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price paid for such shares. Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option, any difference between the amount realized on the disposition and the basis of the shares (exercise price plus any ordinary income recognized upon exercise of the option) would be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares. Upon an awardee’s exercise of a nonqualified stock option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the awardee.

Incentive Stock Options. No federal income tax is imposed on the awardee upon the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be included in the calculation of the awardee’s alternative minimum tax liability, if any. If the awardee does not dispose of shares acquired pursuant to the exercise of an ISO within two years from the date the option was granted or within one year after the option was exercised, the difference between the amount realized upon a subsequent disposition of the shares and the exercise price of the shares would be treated as long-term capital gain or loss. In such event, the Company would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares so acquired. If an awardee disposes of shares acquired pursuant to his exercise of an ISO prior to the end of the two-year or one-year holding periods noted above, the disposition would be treated as a disqualifying disposition and the awardee would be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or the amount realized on such sale, if less) over the exercise price. Any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long-term or short-term capital gain, depending on the holding period of the shares. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the awardee.

Restricted Stock. No federal income tax is imposed on an awardee at the time shares of restricted stock are granted, nor will the Company be entitled to a tax deduction at that time. Instead, when either the transfer restriction or the forfeiture risk lapses, such as on the vesting date, the awardee will recognize ordinary income in an amount equal to the fair market value of the shares of restricted stock at that time over the amount, if any, paid for such shares. Notwithstanding the foregoing, unless restricted by the agreement relating to such grant, an awardee receiving restricted stock can elect to include the fair market value of the restricted stock, over the amount (if any) paid for such stock, in income at the time of grant by making an appropriate election under Section 83(b) of the Code within 30 days after the restricted stock is issued to the awardee. Subsequent appreciation in the fair market value of the stock will be taxed as capital gains when the awardee disposes of the stock. However, if an awardee files such an election and the restricted stock is subsequently forfeited, the awardee is not allowed a tax deduction for the amount previously reported as ordinary income due to the election. At the time the awardee recognizes ordinary income with respect to shares issued pursuant to a restricted stock award, the Company will be entitled to a corresponding deduction.

Stock Appreciation Rights. No federal income tax is imposed on the awardee upon the grant of an SAR. When the awardee exercises the SAR or otherwise receives the payout, the awardee recognizes ordinary income for federal income tax purposes in an amount equal the cash and/or the fair market value of common stock payable upon such exercise. The Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the awardee.

Performance Awards and Phantom Stock Awards. Generally, a holder of a performance award or phantom stock award will not recognize income when the award is granted, unless the performance award or phantom stock award vests immediately and has no substantial restrictions or limitations. If the performance award or phantom stock award vests only upon the satisfaction of certain performance criteria, a holder will recognize ordinary income only when such awards vest and any restrictions regarding forfeiture are removed. The Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the awardee.

Specific Benefits Under the 2007 Plan

Because awards under the 2007 Plan will be granted at the discretion of the Compensation Committee, it is not possible for the Company to determine and disclose the amount of future awards that may be granted to directors and executive officers, if the amendment to the 2007 Plan is approved. See “Executive Compensation and Other Matters — Grant of Plan-Based Awards” for information regarding awards granted to the named executive officers during 2008 under the 2007 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE METROCORP BANCSHARES, INC. 2007 STOCK AWARDS AND INCENTIVE PLAN.

ITEM 4.

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company’s executive compensation program is intended to attract, motivate, reward and retain the senior management talent required to achieve the Company’s corporate objectives and increase shareholder value. The Company believes that its compensation policies and procedures are strategically aligned with the annual budget as well as the Company’s long-term business objectives and include a variable or performance component to ensure a link between executive remuneration and the Company’s overall performance, thereby aligning executive compensation with the interest of shareholders. See “Executive Compensation and Other Matters — Compensation Discussion and Analysis.”

Under the ARRA, the Company is currently required to provide shareholders with the right to cast an advisory vote on its compensation program at each annual meeting of shareholders held during the CPP Covered Period. As a result, the Company is presenting this proposal, which gives you as a shareholder the opportunity to endorse or not endorse the Company’s executive pay program by voting for or against the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Proxy Statement.”

The Board of Directors urges shareholders to endorse the compensation program for the Company’s named executive officers by voting FOR the above resolution. As discussed in the Compensation Discussion and Analysis contained in this Proxy Statement, the Compensation Committee believes that the executive compensation for 2008 is reasonable and appropriate, is justified by the performance of the Company in an extremely difficult environment and is consistent with the Company’s compensation philosophy.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION PROGRAM AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND RELATED DISCLOSURE IN THIS PROXY STATEMENT.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

FOR 2010 ANNUAL MEETING

In order for shareholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, to be presented at the Company’s 2010 Annual Meeting of Shareholders and included in the Company’s proxy statement and form of proxy relating to such meeting, such proposals must be submitted to the Secretary of the Company at the Company’s principal executive offices not later than December 9, 2009. Shareholder proposals should be submitted to the Secretary of the Company at 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036.

In addition, the Company’s Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Board of Directors to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the Company’s offices not later than the close of business on the 60th day prior to the meeting. Such notice to the Company must also provide certain information set forth in the Company’s Bylaws. A copy of the Company’s Bylaws may be obtained upon written request to the Secretary of the Company.

ANNUAL REPORT ON FORM 10-K

A copy of the Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission, is available without charge to any shareholder upon written request to Corporate Secretary, MetroCorp Bancshares, Inc., 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036.

OTHER MATTERS

The Board of Directors does not intend to bring any other matter before the Meeting and does not know of other matters to be presented for action at the Meeting. However, if any other matter does properly come before the Meeting, or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By order of the Board of Directors,

DON J. WANG

Chairman of the Board

Appendix A

METROCORP BANCSHARES, INC.

2007 STOCK AWARDS AND INCENTIVE PLAN

(As Proposed to be Amended)

I. PURPOSE

The purpose of the METROCORP BANCSHARES, INC. 2007 STOCK AWARDS AND INCENTIVE PLAN (the “Plan”) is to provide a means through which MetroCorp Bancshares, Inc (the “Company”), and its Affiliates, may attract able persons to enter the employ of the Company and its Affiliates and to provide a means whereby those employees, Directors and consultants, upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the welfare of the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates and their desire to remain in the Company’s and its Affiliates’ employ. A further purpose of the Plan is to provide such employees, Directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Director or consultant as provided herein.

II. DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a) “Affiliate” means any entity with whom the Company would be considered a single employer under Code Section 414(b) or 414(c); provided, however, that in applying Code Section 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses that are under common control for purposes of Code Section 414(c), the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2.

(b) “Award” means, individually or collectively, any Option, Restricted Stock Award, Phantom Stock Award, Performance Award or Stock Appreciation Right.

(c) “Board” means the Board of Directors of the Company.

(d) “Change of Control” means the occurrence of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company’s subsidiary bank is merged or consolidated into, or otherwise acquired by, an entity other than a wholly-owned subsidiary of the Company; (iii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iv) the Company is to be dissolved and liquidated, (v) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (vi) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

(e) “Change of Control Value” shall mean (i) the per share price offered to stockholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Change of Control takes place, or (iii) if such Change of Control occurs other than pursuant to a tender or exchange offer, the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Committee, whichever is applicable. In the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

(g) “Committee” means the Board or a committee designated by the Board. If the Company is subject to Section 16 of the 1934 Act, the Committee shall be composed entirely of not less than two (2) non-employee directors (within the meaning of Rule 16b-3), each of whom shall be an “outside director” for purposes of Code Section 162(m)(4), and shall be appointed by and serve at the pleasure of the Board.

(h) “Company” means MetroCorp Bancshares, Inc.

(i) A “consultant” means an individual (other than a Director) who performs services for the Employer as an independent contractor.

(j) A “covered employee” means an individual described in Code Section 162(m)(3).

(k) “Director” means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

(l) An “employee” means any person (including an officer or a Director) whom the Employer has classified as an employee, regardless of whether such person is retroactively or prospectively classified as a common law employee by any state or federal governmental agency or court.

(m) “Employer” means the Company or an Affiliate.

(n) “Fair Market Value” means, as of any specified date, the mean of the high and low sales prices of the Stock (i) reported by any interdealer quotation system on which the Stock is quoted on that date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

(o) “Holder” means an individual who has been granted an Award.

(p) “Incentive Stock Option” means an incentive stock option within the meaning of section 422(b) of the Code.

(q) “1934 Act” means the Securities Exchange Act of 1934, as amended.

(r) “Nonqualified Stock Option” means an option granted under Paragraph VII of the Plan to purchase Stock which does not constitute an Incentive Stock Option.

(s) “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Stock and Nonqualified Stock Options to purchase Stock.

(t) “Option Agreement” means a written agreement between the Company and a Holder with respect to an Option.

(u) “Parent Corporation” means a “parent corporation” of the Company within the meaning of Code Section 424(e).

(v) “Performance Award” means an Award granted under Paragraph X of the Plan.

(w) “Performance Award Agreement” means a written agreement between the Company and a Holder with respect to a Performance Award.

(x) “Phantom Stock Award” means an Award granted under Paragraph XI of the Plan.

(y) “Phantom Stock Award Agreement” means a written agreement between the Company and a Holder with respect to a Phantom Stock Award.

(z) “Plan” means the MetroCorp Bancshares, Inc. 2007 Stock Awards and Incentive Plan, as amended from time to time.

(aa) “Restricted Stock Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

(bb) “Restricted Stock Award” means an Award granted under Paragraph IX of the Plan.

(cc) “Rule 16b-3” means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(dd) “Spread” means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

(ee) “Stock” means the common stock, $1.00 par value, of the Company.

(ff) “Stock Appreciation Right” means an Award granted under Paragraph VIII of the Plan.

(gg) “Stock Appreciation Rights Agreement” means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

(hh) “Subsidiary Corporation” means a “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

III. EFFECTIVE DATE AND DURATION OF THE PLAN

This Plan shall be effective on January 26, 2007, which is the date of its adoption by the Board (the “Effective Date”), subject to the approval of the Plan by the Company’s stockholders within twelve months after the Effective Date. If the Plan is not so approved by the Company’s stockholders, (a) the Plan shall not be effective, and (b) any grants of Awards under the Plan shall immediately expire and be of no force and effect. No Awards may be granted under the Plan after the tenth anniversary of the Effective Date. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

IV. ADMINISTRATION

(a) Committee. The Plan shall be administered by the Committee.

(b) Powers. Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine which employees, Directors or consultants shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, Nonqualified Option or Stock Appreciation Right shall be granted, the number of shares of Stock which may be issued under each Option, Stock Appreciation Right or

Restricted Stock Award, and the value of each Performance Award and Phantom Stock Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the Employer’s success and such other factors as the Committee in its discretion shall deem relevant.

(c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

(d) Expenses. All expenses and liabilities incurred by the Committee in the administration of this Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons to assist the Committee in the carrying out of its duties hereunder.

V. STOCK SUBJECT TO THE PLAN

(a) Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more employees, Directors or consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Paragraph VI. Subject to Paragraph XII, the maximum aggregate number of shares of Stock that may be issued under the Plan is 650,000, any or all of which may be issued through Incentive Stock Options. Shares of Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award (other than an Award of Restricted Stock) lapses or is canceled or the rights of its Holder terminate or the Award is cashed-out, any Stock subject to such Award shall again be available for grant under an Award. Should any shares of Restricted Stock be forfeited, such shares may not again be subject to an Award under the Plan. Any shares of Stock which may remain unissued and which are not subject to outstanding Awards at the termination of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan or the termination of the last of the Awards granted under this Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of this Plan. Separate stock certificates shall be issued by the Company for those shares acquired pursuant the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonqualified Stock Option.

Notwithstanding any provision in the Plan to the contrary, no more than 50,000 shares of Stock may be subject to Options granted under the Plan to any one individual during any 12 month period, no more than 50,000 shares of Stock may be subject to Stock Appreciation Rights granted under the Plan to any one individual during any 12 month period, and no more than 20,000 shares of Stock may be granted under the Plan as a Restricted Stock Award to any one individual during any 12 month period. The number of shares of Stock that may be issued to individuals as set forth in the preceding sentence shall be subject to adjustment in the same manner as provided in Section XII hereof with respect to shares of Stock subject to Options, Stock Appreciation Rights or Restricted Stock Awards then outstanding. The limitations set forth in this paragraph shall be applied in a manner which will permit compensation generated under the Plan with respect to “covered employees” to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares of Stock, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares of Stock subject to Options or Stock Appreciation Rights that expire, are canceled or repriced or Restricted Stock Awards that are forfeited.

(b) Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company.

VI. ELIGIBILITY

The Committee, in its sole discretion, shall determine who shall receive Awards under the Plan. Awards other than Incentive Stock Options may be granted to all employees, directors and consultants of the Company or its Affiliates, including Affiliates that become such after adoption of the Plan. Incentive Stock Options may be granted to all employees of the Company, a Parent Corporation or a Subsidiary Corporation, including an entity that becomes a Parent Corporation or a Subsidiary Corporation after adoption of the Plan. A recipient of an Award must be an employee, Director or consultant at the time the Award is granted. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option or a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Performance Award, a Phantom Stock Award or any combination thereof.

VII. STOCK OPTIONS

(a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant.

(b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c) Special Limitations on Incentive Stock Options. Except as otherwise provided under the Code or applicable regulations, to the extent that the aggregate Fair Market Value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options (determined without regard to this sentence) are exercisable for the first time by any Holder during any calendar year under all plans of the Company and its Parent Corporation or Subsidiary Corporations exceeds $100,000, such options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or Subsidiary Corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the exercise price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

(d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. An Option Agreement may provide for the payment of the exercise price, in whole or in part, by (i) cash, cashier’s check, bank draft, or postal or express money order payable to the order of the Company, (ii) subject to the approval by the Committee, certificates representing “mature shares” of Stock theretofore owned by the Optionee duly endorsed for transfer to the Company, or (iii) any combination of the preceding, equal in value to the full amount of the exercise price. For purposes of this Plan, “mature shares” means shares of Common Stock for which the Optionee has good title, free and clear of all liens and encumbrances, transferability restrictions or risk of forfeiture, and which the Optionee either (i) has held for at least six months or (ii) has purchased on the open market. Each Option shall specify the effect of termination of employment or service as a Director or consultant (by retirement, disability, death or otherwise) on the exercisability of the Option. An Option Agreement may also include, without limitation, provisions relating to (i) vesting of Options, subject to the provisions hereof accelerating such vesting on a Change of Control, (ii) tax matters (including provisions (y) permitting the delivery of additional shares of Stock or the withholding of shares of Stock from those acquired upon exercise to satisfy federal or state income tax withholding requirements and (z) dealing with any other applicable employee wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

(e) Exercise price and Payment. The price at which a share of Stock may be purchased upon exercise of an Option shall be determined by the Committee, but (i) such exercise price shall never be less than the Fair Market Value of Stock on the date the Option is granted and (ii) such exercise price shall be subject to adjustment as provided in Paragraph XII. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The exercise price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

(f) Stockholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder’s name.

(g) Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation of the employing corporation with the Company, an Affiliate, or any Subsidiary Corporation, or the acquisition by the Company, an Affiliate or a Subsidiary Corporation of the assets of the employing corporation, or the acquisition by the Company, an Affiliate or a Subsidiary Corporation of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary Corporation.

(h) All Options granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders of the Company prior to the first anniversary date of the Board meeting held to approve this Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote at a meeting at which a quorum is present, or by written consent in accordance with the laws of the State of Texas.

VIII. STOCK APPRECIATION RIGHTS

(a) Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement which shall contain such terms and conditions as may be approved by the Committee. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Stock. With respect to Stock Appreciation Rights that are subject to Section 16 of the 1934 Act, however, the Committee shall, except as provided in Paragraph XII(c), retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof) or (ii) to approve an election by a Holder to receive cash in full or partial settlement of Stock Appreciation Rights. Each Stock Appreciation Rights Agreement shall specify the effect of termination of employment or service as a Director or consultant (by retirement, disability, death or otherwise) on the exercisability of the Stock Appreciation Rights.

(b) Other Terms and Conditions. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Stock Appreciation Rights. Such additional terms, conditions or restrictions shall be set forth in the Stock Appreciation Rights Agreement made in conjunction with the Award. Such Stock Appreciation Rights Agreements may also include, without limitation, provisions relating to (i) vesting of Awards, subject to the provisions hereof accelerating vesting on a Change of Control, (ii) tax matters (including provisions covering applicable wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan, that the Committee shall in its sole discretion determine. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical.

(c) Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price (i) shall never be less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted (or such greater exercise price as may be required if such Stock Appreciation Right is granted in connection with an Incentive Stock Option that must have an exercise price equal to 110% of the Fair Market Value of the Stock on the date of grant pursuant to Paragraph VII(c)) and (ii) shall be subject to adjustment as provided in Paragraph XII.

(d) Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant.

(e) Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

IX. RESTRICTED STOCK AWARDS

(a) Forfeiture Restrictions to be Established by the Committee. Shares of Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion and set forth in the Restricted Stock Agreement, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance goals established by the Committee that are based on Earnings Per Share goal attainment, Efficiency Ratio goal attainment, Non-Performing Loan goal attainment, and/or Asset Growth goal attainment (ii) the Holder’s continued employment with the Employer for a specified period of time, or (iii) a combination of the factors listed in clauses (i) and (ii) of this sentence. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph IX(b) or Paragraph XII.

(b) Other Terms and Conditions. Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. Unless otherwise provided in the Restricted Stock Agreement, the Holder shall have the right to receive dividends with respect to Stock subject to a Restricted Stock Award, to vote Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions shall have expired, (ii) the Company shall retain custody of the Stock until the Forfeiture Restrictions shall have expired, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock until the Forfeiture Restrictions shall have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. Unless otherwise provided in a Restricted Stock Agreement, dividends payable with respect to a Restricted Stock Award will be paid to a Holder in cash on the day on which the corresponding dividend on shares of Stock is paid to shareholders, or as soon as administratively practicable thereafter, but in no event later than the fifteenth (15th) day of the third calendar month following the day on which the corresponding dividend on shares of Stock is paid to shareholders. The Committee may provide in a Restricted Stock Agreement that payment of dividends with respect to a Restricted Stock Award shall be subject to the attainment of one or more performance goals established by the Committee that are based on the criteria set forth in paragraph (a) above.

At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Director or consultant (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include, without limitation, provisions relating to (i) vesting of Awards, subject to any provisions hereof accelerating vesting on a Change of Control, (ii) tax matters (including provisions (y) covering any applicable employee wage withholding requirements and (z) prohibiting an election by the Holder under section 83(b) of the Code), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

(c) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d) Agreements. At the time any Award is made under this Paragraph IX, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

(e) Acceleration. The Committee at any time may accelerate the time or conditions under which the Forfeiture Restrictions lapse.

(f) Certification. With respect to a Restricted Stock Award granted to a “covered employee,” if the lapse of the Forfeiture Restrictions imposed upon such Restricted Stock Award, or the payment of dividends with respect to such Restricted Stock Award, is conditioned in whole or in part on the attainment of performance goals, such Forfeiture Restrictions shall not lapse and such dividends shall not be paid unless and until the Committee certifies in writing that such performance goals and any other conditions on the lapse of Forfeiture Restrictions or payment of dividends have been satisfied.

X. PERFORMANCE AWARDS

(a) Performance Period. The Committee shall establish, with respect to and at the time of grant of each Performance Award, a performance period over which the performance of the Holder shall be measured.

(b) Performance Awards. Each Performance Award shall have a maximum value established by the Committee at the time of such Award.

(c) Performance Measures. Prior to or upon the commencement of each performance period (or at such later time as may be permitted for qualified performance-based compensation under Section 162(m) and the regulations thereunder), the Committee shall establish written performance goals for each Performance Award granted to a Holder for such performance period. The performance goals shall be based on one or more of the following criteria: Earnings Per Share goal attainment, Efficiency Ratio goal attainment, Non-Performing Loan goal attainment, and/or Asset Growth goal attainment.

At the time of establishing the performance goals, the Committee shall specify (i) the formula to be used in calculating the compensation payable to a Holder if the performance goals are obtained, and (ii) the individual employee or class of employees to which the formula applies. The Committee may also specify a minimum acceptable level of achievement of the relevant performance goals, as well as one or more additional levels of achievement, and a formula to determine the percentage of the Performance Award deemed to have been earned by the Holder upon attainment of each such level of achievement, which percentage may exceed 100%. The performance goals and amount of each Performance Award need not be the same as those relating to any other Performance Award, whether made at the same or a different time. Notwithstanding the terms of any Performance Award, the maximum payout under this Plan pursuant to a Performance Award to any individual for any calendar year shall not exceed $100,000.

Notwithstanding the terms of any Performance Award, the Committee, in its sole and absolute discretion, may reduce the amount of the Performance Award payable to any Holder for any reason, including the Committee’s judgment that the performance goals have become an inappropriate measure of achievement, a change in the employment status, position or duties of the Holder, unsatisfactory performance of the Holder, or the Holder’s service for less than the entire performance period. Notwithstanding the foregoing, the reduction of a Performance Award payable to a Holder may not result in an increase in the amount of a Performance Award payable to another Holder.

(d) Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account a Holder’s responsibility level, contributions, performance, potential, other Awards and such other considerations as it deems appropriate.

(e) Certification. Promptly after the date on which the necessary information for a particular performance period becomes available, the Committee shall determine, and certify in writing (with respect to each Holder who is a “covered employee”), the extent to which the Performance Award for such performance period has been earned, through the achievement of the relevant performance goals, by each Holder for such performance period.

(f) Payment. As soon as administratively feasible after the Committee has determined and certified in writing (if required with respect to a “covered employee”) the extent to which a Performance Award has been earned, but in no event later than March 15 of the calendar year immediately following the calendar year in which the performance period ends, the Holder of a Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. Payment of a Performance Award may be made in cash, Stock or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date.

(g) Termination of Employment. A Performance Award shall terminate if the Holder does not remain continuously in the employ of the Employer at all times during the applicable performance period.

(h) Agreements. At the time any Award is made under this Paragraph X, the Committee may require the Holder to enter into a Performance Award Agreement with the Company setting forth each of the matters contemplated hereby, and, in addition such matters are set forth in Paragraph IX(b) as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

XI. PHANTOM STOCK AWARDS

(a) Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Stock (or cash in an amount equal to the Fair Market Value thereof), or rights to receive an amount equal to any appreciation in the Fair Market Value of Stock (or portion thereof) over a specified period of time, which vest over a period of time or upon the occurrence of an event (including without limitation a Change of Control) as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Phantom Stock Award shall have a maximum value established by the Committee at the time of such Award.

(b) Award Period. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which or the event upon which the Award shall vest with respect to the Holder.

(c) Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account an employee’s responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

(d) Payment. Following the end of the vesting period for a Phantom Stock Award, but in no event later than March 15 of the calendar year immediately following the calendar year in which the vesting period ends, the Holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Stock or a combination thereof as determined by the Committee. Payment shall be made in a lump sum. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee.

(e) Termination of Employment. A Phantom Stock Award shall terminate if the Holder does not remain continuously in the employ of the Employer at all times during the applicable vesting period, except as may be otherwise set forth in the Award at the time of grant.

(f) Agreements. At the time any Award is made under this Paragraph XI, the Company and the Holder shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and, in addition, such matters as are set forth in Paragraph IX(b) as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

XII. RECAPITALIZATION OR REORGANIZATION

(a) The shares with respect to which Awards may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation by the Company, the number of shares of Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the exercise price per share shall be proportionately increased.

(b) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Holder shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Stock then covered by such Award.

(c) In the event of a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable, and the Committee, in its discretion, may take any other action with respect to outstanding Awards that it deems appropriate, which action may vary among Awards granted to individual Holders; provided, however, that such action shall not reduce the value of an Award. In particular, with respect to Options, the actions the Committee may take upon a Change of Control include, but are not limited to, the following: (i) accelerating the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (ii) requiring the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (iii) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), or (iv) provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Holder had been the holder of record of the number of shares of Stock then covered by such Option. The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control. Notwithstanding anything herein to the contrary, in the event of a Change of Control described in Paragraph II(d)(ii), the Committee may determine, in its discretion, that the treatment of Awards as described in this Paragraph shall apply only to Awards granted to employees, Directors or consultants of the affected bank.

(d) In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XII, any outstanding Awards and any agreements evidencing such Awards shall be equitably adjusted as to the number and price of shares of Stock or other consideration subject to such Awards, but only to the same extent that any equitable adjustment is made to shares of outstanding Stock. In the event of any such change in the outstanding Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(f) Any adjustment provided for in Subparagraphs (a), (b), (c) or (d) above shall be subject to any required stockholder action.

(g) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the exercise price per share, if applicable.

XIII. AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that, except as provided herein or in an agreement governing an Award, no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of section 162(m) of the Code, if applicable, and applicable interpretive authority thereunder), and provided, further, that the Board may not, without approval of the stockholders, amend the Plan:

(a) to increase the maximum number of shares which may be issued on exercise or surrender of an Award, except as provided in Paragraph XII;

(b) to change the class of employees eligible to receive Awards or materially increase the benefits accruing to employees under the Plan;

(c) to extend the maximum period during which Awards may be granted under the Plan;

(d) to modify materially the requirements as to eligibility for participation in the Plan;

(e) to decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3; or

(f) if such approval is required to comply with Rule 16b-3, if applicable, any rule promulgated by the exchange on which Stock is tradable, or Sections 162(m) or 422 of the Code or any successor provisions, if applicable.

XIV. MISCELLANEOUS

(a) No Right to An Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an employee any right to be granted an Award to purchase Stock, a right to a Stock Appreciation Right, a Restricted Stock Award, a Performance Award or a Phantom Stock Award or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Agreement, Performance Award Agreement or Phantom Stock Award Agreement on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b) Employees’ Rights Unsecured. The right of an employee to receive Stock, cash or any other payment under this Plan shall be an unsecured claim against the general assets of the Company. The Company may, but shall not be obligated to, acquire shares of Stock from time to time in anticipation of its obligations under this Plan, but a Holder shall have no right in or against any shares of Stock so acquired. All Stock shall constitute the general assets of the Company and may be disposed of by the Company at such time and for such purposes as it deems appropriate.

(c) No Employment Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment with any Employer or (ii) interfere in any way with the right of any Employer to terminate an employee’s employment at any time.

(d) Other Laws; Withholding. The Company shall not be obligated to issue any Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. Unless the Awards and Stock covered by this Plan have been registered under the Securities Act of 1993, or the Company has determined that such registration is unnecessary, each Holder exercising an Award under this Plan may be required by the Company to give representation in writing that such Holder is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. No fractional shares of Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

(e) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company, an Affiliate or any Subsidiary from taking any corporate action which is deemed by the Company, an Affiliate or any Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company, an Affiliate or any Subsidiary as a result of any such action.

(f) Restrictions on Transfer. An Award shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Holder’s lifetime only by such Holder or the Holder’s guardian or legal representative.

(g) Beneficiary Designation. Each Holder may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Holder, shall be in a form prescribed by the Committee, and will be effective only when filed by the Holder in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Holder’s death shall be paid to his estate.

(h) Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

(i) Section 162(m). If the Company is subject to Section 162(m) of the Code, it is intended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that Awards may, if intended, constitute “performance-based” compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder. With respect to any Restricted Stock Awards or Performance Awards granted to a “covered employee,” if the lapsing of the Forfeiture Restrictions of such Restricted Stock Awards, or the payment of such Performance Award, is contingent on the satisfaction of performance goals, (i) such performance goals shall be established in writing by the Committee not later than ninety (90) days after the commencement of the period of service to which the performance goals relate; provided, however, that the performance goals must be established before twenty-five percent (25%) of such period of service has elapsed, and (ii) the Forfeiture Restrictions shall not lapse, and/or the Performance Award shall not be paid, unless the shareholder approval requirements under Treasury Regulation § 1.162-27(e)(4) have been satisfied. The performance goals shall comply with the requirements of Treasury Regulation § 1.162-27(e)(2).

(j) Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights or indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(k) Governing Law. This Plan shall be construed in accordance with the laws of the State of Texas.

0

14475

PROXY

METROCORP BANCSHARES, INC.

PROXY FOR 2009 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON FRIDAY, MAY 8, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The 2009 Annual Meeting of Shareholders of MetroCorp Bancshares, Inc. (the “Company”) will be held at 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036, on Friday, May 8, 2009 beginning at 10:00

a.m. (local time). The undersigned hereby acknowledges receipt of the Notice of 2009 Annual Meeting of

Shareholders and related Proxy Statement accompanying this proxy.

The undersigned hereby appoints Don J. Wang and David C. Choi and each of them, with or without the other, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common

Stock, par value $1.00 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2009 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters, as may properly come before such meeting or any adjournment thereof, including any matter presented by a shareholder at such meeting for which advance notice was not received by the

Company in accordance with the Company’s Amended and Restated Bylaws.

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted

FOR the following proposals listed on the reverse side unless otherwise indicated.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

METROCORP BANCSHARES, INC.

May 8, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at http://materials.proxyvote.com/591650

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20430300300000000000 9 050809

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

X

1. Election of three directors of Class II and one director of Class III to serve until the Company’s 2012 and 2010 annual meeting of shareholders, respectively, and each until their successors are duly elected and qualified or until their earlier resignation or removal.

NOMINEES:

FOR ALL NOMINEES O May Chu Class lI

O Robert Hsueh Class lII

WITHHOLD AUTHORITY O John Lee Class lI

FOR ALL NOMINEES O Don Wang Class lI

FOR (See ALL instructions EXCEPT below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

FOR AGAINST ABSTAIN

2. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public Accounting firm of the Company for the year ending December 31, 2009.

3. Approval of an amendment to the MetroCorp Bancshares, Inc. 2007 Stock Awards and Incentive Plan to increase the number of shares of Common Stock issuable thereunder from 350,000 to 650,000 shares.

4. Consideration and approval of an advisory (non-binding) resolution approving the compensation of the Company’s named executive officers.

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy will be voted FOR the proposals listed unless otherwise indicated.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.